SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Confidential for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         FIRST EMPIRE STATE CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
      --------------------------------------------------------------------
      (Name of Person Filing Proxy Statement if other than the Registrant)

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1)    Title of each class of securities to which transaction applies:
            Not applicable.
      --------------------------------------------------------------------------
2)    Aggregate number of securities to which transaction applies:
            Not applicable.
      --------------------------------------------------------------------------
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      to Exchange Act Rule 0-11:
            Not applicable.
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|_|   Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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                                                     ---------------------------
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                    ------------------------------------------------------------

                                                              PRELIMINARY
                                                              PROXY MATERIALS
                                                              DRAFT DATED 3/4/98


                         FIRST EMPIRE STATE CORPORATION
                                  One M&T Plaza
                            Buffalo, New York 14240


                                      1998
                    Notice of Annual Meeting of Stockholders
                                       and
                                 Proxy Statement

YOUR VOTE IS IMPORTANT

To ensure that your shares will be represented at the Annual Meeting of Stockholders, please mark, sign, date and mail your proxy card to the Transfer Agent, Boston Equiserve (The First National Bank of Boston), in the enclosed postage-paid envelope. If your shares are held in the name of a broker, bank or other holder of record, you will receive instructions from the holder of record which you must follow in order for your shares to be voted.

ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

Please mark the appropriate box on the proxy card if you plan on attending the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

ELIMINATE DUPLICATE MAILINGS

First Empire State Corporation currently provides annual and quarterly reports to stockholders who receive proxy statements. If you are a stockholder of record and have more than one account in your name or the same address as other stockholders of record, you may authorize First Empire State Corporation to discontinue mailings of multiple annual and quarterly reports. To discontinue duplicate mailings, mark the appropriate box on each proxy card for each stockholder account that you do not wish to receive annual and quarterly reports.

                         FIRST EMPIRE STATE CORPORATION
                    One M&T Plaza    Buffalo, New York 14240

April 9, 1998

Dear Stockholder,

You are cordially invited to attend the 1998 annual meeting of stockholders of First Empire State Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, May 19, 1998 at 11:00 a.m.

Stockholders will be asked to elect 21 directors, approve an amendment to the First Empire State Corporation 1983 Stock Option Plan increasing from 2,000,000 to 2,500,000 the number of shares of First Empire State Corporation common stock subject to that plan, and approve an amendment to the First Empire State Corporation Restated Certificate of Incorporation changing the name of First Empire State Corporation to "M&T Bank Corporation." Information about the nominees for director, the amendment to the Stock Option Plan and the amendment to the Restated Certificate of Incorporation can be found in the attached proxy statement.

Whether or not you presently plan to attend the meeting, please indicate your vote on the enclosed proxy card, sign and date it, and then return it in the enclosed postage-paid envelope. You may withdraw your proxy if you attend the meeting and wish to vote in person.

We urge you to vote for the election of all 21 nominees, approve the amendment to the First Empire State Corporation 1983 Stock Option Plan, and approve the amendment to the First Empire State Corporation Restated Certificate of Incorporation.



ROBERT J. BENNETT                          ROBERT G. WILMERS
Chairman of the Board                      President and Chief Executive Officer

                         FIRST EMPIRE STATE CORPORATION
                    One M&T Plaza    Buffalo, New York 14240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME ..............................     11:00 a.m., local time, on Tuesday, May
                                        19, 1998.

PLACE .............................     One M&T Plaza 10th Floor Buffalo, New
                                        York 14240

ITEMS OF BUSINESS .................     (1) To elect 21 directors for a term of
                                        one (1) year and until their successors
                                        have been elected and qualified.

                                        (2) To consider the approval of an
                                        amendment to the First Empire State
                                        Corporation 1983 Stock Option Plan to
                                        increase from 2,000,000 to 2,500,000 the
                                        number of shares of Common Stock of the
                                        Company that would be subject to that
                                        plan, as described in the accompanying
                                        Proxy Statement.

                                        (3) To consider the approval of an
                                        amendment to the Company's Restated
                                        Certificate of Incorporation to change
                                        the name of the Company to "M&T Bank
                                        Corporation."

                                        (4) To transact such other business as
                                        may properly come before the meeting and any adjournments thereof.

RECORD DATE .......................     Holders of the Common Stock of record at
                                        5:00 p.m. April 2, 1998 are entitled to
                                        vote at the meeting.

PROXY VOTING ......................     It is important that your shares be
                                        represented and voted at the meeting.
                                        Please MARK, SIGN, DATE AND RETURN
                                        PROMPTLY the enclosed proxy card in the
                                        postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying
                                        Proxy Statement at any time prior to its exercise at the meeting.

MARIE KING
Corporate Secretary

April 9, 1998

                                Table of Contents
                                                                           Page

PROXY STATEMENT.............................................................  1

VOTING RIGHTS...............................................................  1

PRINCIPAL BENEFICIAL OWNERS OF SHARES.......................................  2

ACQUISITION OF ONBANCORP, INC...............................................  4

ELECTION OF DIRECTORS.......................................................  4

NOMINEES FOR DIRECTOR.......................................................  4

PROPOSED AMENDMENT TO THE FIRST EMPIRE STATE CORPORATION
      1983 STOCK OPTION PLAN................................................  9

PROPOSED AMENDMENT TO THE FIRST EMPIRE STATE CORPORATION
      RESTATED CERTIFICATE OF INCORPORATION................................. 15

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS......................... 16

      Section 16(a) Beneficial Ownership Reporting Compliance............... 18

PERFORMANCE GRAPH........................................................... 19

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS............................ 20

      Compensation Committee Report on Executive Compensation............... 20
      Compensation Committee Interlocks and Insider Participation........... 22
      Executive Compensation................................................ 22
      Stock Option Grants in 1997........................................... 24
      Stock Options and Stock Appreciation Rights Exercised in 1997 and
          Year-End Values................................................... 26
      Retirement Plan ...................................................... 27
      Supplemental Benefit Plans............................................ 28
      Employment Agreement ................................................. 29
      Directors' Fees....................................................... 30

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS.......................... 31

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND
      ATTENDANCE............................................................ 31

NOTIFICATION OF BYLAW AMENDMENTS ........................................... 32

OTHER MATTERS............................................................... 33

INDEPENDENT PUBLIC ACCOUNTANTS ............................................. 33

SOLICITATION COSTS.......................................................... 34

STOCKHOLDER PROPOSALS ...................................................... 34

APPENDIX A
      FIRST EMPIRE STATE CORPORATION 1983 STOCK OPTION PLAN

APPENDIX B
      BYLAW PROVISIONS AFFECTING THE ELECTION OF DIRECTORS AND
      THE CALLING AND CONDUCT OF MEETINGS OF STOCKHOLDERS

                         FIRST EMPIRE STATE CORPORATION

                                    ---------

                                 PROXY STATEMENT

                                    ---------

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Empire State Corporation ("First Empire" or the "Company") of proxies in the accompanying form for use at the 1998 Annual Meeting of Stockholders or any adjournment or adjournments thereof.

The proxies designated on the form, or any one of them, may exercise all the powers of said proxies and each shall have the power to appoint a substitute to act in his place.

The Annual Meeting of Stockholders of First Empire will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, May 19, 1998, at 11:00 a.m., local time.

First Empire's mailing address is One M&T Plaza, Buffalo, New York 14240 and its telephone number is (716) 842-5445.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about April 9, 1998. A copy of the Company's Annual Report for 1997, which either accompanies this Proxy Statement or has been previously mailed to stockholders, is not part of the proxy solicitation materials.

                                  VOTING RIGHTS

Stockholders of record at 5:00 p.m., Eastern Standard Time, on April 2, 1998 are entitled to vote at the Annual Meeting. At that time First Empire had outstanding [x,xxx,xxx] shares of common stock, $5 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. Proxies will be voted in accordance with the stockholder's direction, if any. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy or by the vote of the stockholder in person at the Annual Meeting. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption "NOMINEES FOR DIRECTOR," in favor of the amendment to the First Empire State Corporation 1983 Stock Option Plan ("Stock Option Plan"), and in favor of the amendment to the Company's Restated Certificate of Incorporation.

The vote of a plurality of the shares of the Company's Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting. The vote of a majority of the votes cast at the meeting is required to approve the amendment to the Company's Stock Option Plan. The vote of the holders of a majority of all outstanding shares of the Common Stock entitled to vote thereon is required to approve the amendment to the Company's Restated Certificate of Incorporation. Accordingly, an abstention with respect to approving the amendment to the Stock Option Plan will not constitute a vote cast and therefore will not affect the outcome of the vote on the Stock Option Plan, but an abstention with respect to the amendment to the Restated Certificate of Incorporation will have the effect of a vote "against" such amendment. The presence in person or by proxy of the holders of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but will not have an effect on the outcome of the vote for the election of directors or the amendment to the Company's Stock Option Plan. However, broker non-votes will have the effect of a vote "against" the amendment to the Company's Restated Certificate of Incorporation.

                      PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its shares as of April 2, 1998.

  Title of     Name and address              Number      Percent
    class      of beneficial owner         of shares     of class
------------   ---------------------      -----------    --------
Common Stock   A group ("Group I")
               comprised of:

               Robert G. Wilmers            672,126      xx.xx%
               One M&T Plaza
               Buffalo, NY 14240

               West Ferry Foundation         23,000      less than 1%
               One M&T Plaza
               Buffalo, NY 14240

               Rem Foundation               451,320      x.xx%
               Allgemeines Treuun-
                ternehmen,
               Postfach 34 722,
                FL 9490
               Vaduz, Liechtenstein

               Hofin Anstalt                320,400      x.xx%
               P.O. Box 83
               Vaduz, Liechtenstein

               Argali [BVI] Limited          30,200      less than 1%
               P.O. Box 71
               Craigmuir Chambers
               Road Town
               Tortola, British
               Virgin Islands
                                          -----------    --------
               Total for Group I          1,474,046(1)   xx.xx%

  Title of     Name and address              Number      Percent
    class      of beneficial owner         of shares     of class
------------   ---------------------      -----------    --------
Common Stock   National Indemnity           506,930(2)   x.xx%
                Company
               3024 Harney Street
               Omaha, NE 68131

Common Stock   Oppenheimer Capital          467,510(3)   x.xx%
               Oppenheimer Tower
               World Financial Center
               New York, NY 10281

----------

(1) The members of Group I have jointly filed with the Securities and Exchange Commission ("SEC") a Schedule 13D, as amended, indicating that they constitute a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Each member of Group I has indicated in such amended Schedule 13D or otherwise advised the Company that such member has sole voting and dispositive power with respect to the shares indicated opposite such member's name in the table. Robert G. Wilmers, President and Chief Executive Officer of the Company, is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, he holds sole voting and dispositive power over the shares which it owns. As to Mr. Wilmers, the shares indicated in the table include the shares owned by the West Ferry Foundation and 96,000 shares subject to options granted under the Stock Option Plan which are currently exercisable or are exercisable within 60 days after April 2, 1998 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and Group I. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption "STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS." Hofin Anstalt is a corporation controlled by Jorge G. Pereira, a director and vice chairman of the Board of Directors of the Company. The shares indicated for Hofin Anstalt include shares held by its wholly owned subsidiaries.

(2) National Indemnity Company has advised the Company that the reporting person has shared voting and dispositive powers with respect to the shares of the Common Stock held by it.

(3) Oppenheimer Capital has filed with the SEC a Schedule 13G reporting that it is the beneficial owner of in excess of 5% of the outstanding Common Stock and that it has shared voting and dispositive power with respect to 467,510 shares.

                         ACQUISITION OF ONBANCORP, INC.

On April 1, 1998, First Empire acquired ONBANCorp, Inc. ("ONBANCorp") and its two subsidiary banks, OnBank & Trust Co., a New York commercial bank, and Franklin First Savings Bank, a Pennsylvania savings bank. OnBank & Trust Co. and Franklin First Savings Bank were merged into Manufacturers and Traders Trust Company ("M&T Bank") on that date. First Empire issued X,XXX,XXX shares of Common Stock to the stockholders of ONBANCorp as a portion of the consideration in the transaction.

Pursuant to the Agreement and Plan of Reorganization between First Empire and ONBANCorp providing for the acquisition, William F. Allyn, Robert J. Bennett, Russell A. King, Peter J. O'Donnell and John L. Vensel, each a former director of ONBANCorp, have been elected directors of First Empire and of M&T Bank. In addition, Mr. Bennett, the former chairman of the board, president and chief executive officer of ONBANCorp, has been elected chairman of the board of First Empire and vice chairman of M&T Bank. See "NOMINEES FOR DIRECTOR."

                              ELECTION OF DIRECTORS

Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of First Empire of the following twenty-one (21) persons, to hold office until the 1999 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 1997 Annual Meeting of Stockholders, except for Messrs. Allyn, Bennett, King, O'Donnell and Vensel, each of whom became a director on April 1, 1998. See "ACQUISITION OF ONBANCORP, INC." If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person as the Company's management shall designate.

The principal occupation of each of the nominees for the last five years was substantially the same as is listed below. The information with respect to the nominees is as of April 2, 1998 and includes their affiliations with First Empire's subsidiary banks, M&T Bank and M&T Bank, National Association ("M&T Bank, N.A."), and with First Empire's other subsidiaries.

                              NOMINEES FOR DIRECTOR

WILLIAM F. ALLYN is 62 and has been a director since April 1, 1998.

Mr. Allyn is president of Welch Allyn Incorporated, a manufacturer of medical instruments. He is a director of M&T Bank. Mr. Allyn is a director of Niagara Mohawk Power Corporation and Oneida Limited, Inc. He is a trustee of Syracuse University and an overseer of the Thayer School of Engineering at Dartmouth College. Mr. Allyn is a board member and regional chairman of the Business Council of New York and is chairman of the Manufacturers Association of Central New York. He also had served as a director of ONBANCorp from 1991 through First Empire's acquisition of ONBANCorp.

BRENT D. BAIRD is 59, is a member of the Executive and Compensation Committees and has been a director since 1983.

Mr. Baird is a private investor. Prior to 1992, he was a limited partner of Trubee, Collins & Co., Inc., a member firm of the New York Stock Exchange, Inc. Mr. Baird is a director of M&T Bank and a member of its Executive, Trust and Investment, Nomination, and Community Reinvestment Act Committees. He is a director of M&T Financial Corporation and a member of M&T Bank's Directors Advisory Council-New York City Division. Mr. Baird is chairman of the board of directors of First Carolina Investors, Inc. and president of Citizens Growth Properties, both of which are engaged in the real estate business. He is also president and a director of Merchants Group, Inc. and a director of Oglebay Norton Company, Todd Shipyards Corporation and Exolon-ESK Company.

JOHN H. BENISCH is 63 and has been a director since 1988.

Mr. Benisch is a founder and limited principal of Colliers ABR, Inc., a real estate firm based in New York City which is engaged in leasing, management and consulting services. Colliers ABR, Inc. is also an owner/member of Colliers International Property Consultants, which has regional offices throughout the United States and internationally. He is a member of M&T Bank's Directors Advisory Council-New York City Division and a member of its Community Reinvestment Act Committee. Mr. Benisch is a member of The Real Estate Board of New York, Inc. He is also an honorary trustee of St. Mary's Hospital for Children, Bayside, New York, and is a member of The Salvation Army of Greater New York Advisory Board.

ROBERT J. BENNETT is 56 and has been a director since April 1, 1998. He is chairman of the board of First Empire and a member of its Executive Committee.

Mr. Bennett is a vice chairman of the board and a director of M&T Bank and a member of its Executive Committee. He is a member and chairman of M&T Bank's Directors Advisory Council-Syracuse Division. From May 1989 through March 31, 1998, Mr. Bennett served as chairman of the board, president and chief executive officer of ONBANCorp and its main bank subsidiary. He is also a director of the Federal Home Loan Bank of New York and Farmers and Traders Life Insurance Company.

C. ANGELA BONTEMPO is 57, is a member of the Audit Committee and has been a director since 1991.

Ms. Bontempo is senior vice president and executive director of the Roswell Park Cancer Institute. She served as the administrator of health services at Covenant House in New York City from July 1993 to January 1994, and from January 1987 to October 1992 was president and chief executive officer of the Sisters of Charity Hospital, Buffalo, New York. Ms. Bontempo is a director of M&T Bank and the chairman of its Examining Committee. She is also a fellow of the American College of Health Care Executives and a member of its nominating committee, a member of the advisory board of Ciminelli Development Company, Inc. and the Dean's Advisory Council of the School of Management of the State University of New York at Buffalo, and a director of the American Automobile Association, Western and Central New York.

ROBERT T. BRADY is 57, is a member of the Compensation Committee and has been a director since 1994.

Mr. Brady is president, chief executive officer and chairman of the board of directors of Moog, Inc., a manufacturer of control systems and components for aircraft, satellites and automated machinery. He is a director of M&T Bank. Mr. Brady is a director of Seneca Foods Corporation, Acme Electric Corporation, National Fuel Gas Company and Astronics Corporation. He is also a director of the Buffalo Niagara Partnership and serves as a trustee of the University at Buffalo Foundation, Inc.

PATRICK J. CALLAN is 62 and has been a director since 1988.

Mr. Callan is a principal of The RREEF Funds, pension fund real estate investment advisors and managers. He is a partner of RREEF America Partners and a trustee of BRT Realty Trust. Mr. Callan is a member of M&T Bank's Directors Advisory Council-New York City Division and a member of its Mortgage Investment Committee. He is also a member of The New York University Real Estate Institute Advisory Board, the MIT Center for Real Estate Advisory Board, the Association for Foreign Investors in U.S. Real Estate and The Real Estate Board of New York, Inc.

RICHARD E. GARMAN is 67, is a member of the Executive Committee and has been a director since 1987.

Mr. Garman is president and chief executive officer of A.B.C. Paving Co., Inc., a general construction contractor, and Buffalo Crushed Stone, Inc., an operator of quarries and asphalt production facilities, both of which are located in Buffalo, New York. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Garman is a director of Merchants Group, Inc., Associated General Contractors - New York State, the Buffalo Niagara Partnership and Millard Fillmore Hospitals. He is also chairman of the Greater Niagara Frontier Council of the Boy Scouts of America.

JAMES V. GLYNN is 63, is a member of the Audit Committee and has been a director since 1994.

Mr. Glynn is president and owner of Maid of the Mist Corporation, a provider of scenic boat tours of Niagara Falls. He is a director of M&T Bank and a member of its Examining Committee. Mr. Glynn is a director of National Fuel Gas Company. He is vice chairman of the board of trustees of Niagara University. Mr. Glynn also is a director of the Catholic Health System of Western, New York, Artpark & Company and the Greater Buffalo Partnership.

ROY M. GOODMAN is 68 and has been a director since 1984.

Senator Goodman is a New York State senator serving his sixteenth term in the Legislature representing the East Side of Manhattan. He is the deputy majority leader for policy of the New York State Senate, chairman of the Senate Committee on Investigations, Taxation, and Government Operations, and chairman of the Senate Special Committee on the Arts and Cultural Affairs. Senator Goodman serves as a member of the National Council on the Arts for the National Endowment for the Arts, a position to which he was appointed in 1989 by then President Bush.

PATRICK W.E. HODGSON is 57, is a member of the Audit Committee and has been a director since 1987.

Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. He is chairman of the board of Todd Shipyards Corporation and he held the additional position of chief executive officer from February 1993 through July 1997. From June 1994 through August 1996, Mr. Hodgson served as chairman of the board of Scotts Hospitality Inc. He is a director and a member of the Examining Committee of M&T Bank, and a director of M&T Capital Corporation. Mr. Hodgson is a director of Todd Shipyards Corporation, First Carolina Investors, Inc., Scotts Restaurants Inc., Versacold Corp and Exolon-ESK Company. He is also chairman of the board of T-W Truck Equippers Inc., Buffalo, New York.

SAMUEL T. HUBBARD, JR. is 48 and has been a director since 1994.

Mr. Hubbard is president, chief executive officer and a director of The Alling & Cory Company, a distributor of paper products. He is a director of M&T Bank and is a member and the chairman of its Directors Advisory Council-Rochester Division. Mr. Hubbard is a director of Rochester Gas & Electric Corp., the Genesee Corporation, McCurdy & Company, Inc. and The Sodus Cold Storage Co., Inc. He is also a trustee of the Rochester Institute of Technology.

RUSSELL A. KING is 68 and has been a director since April 1, 1998.

Mr. King is a consulting partner of King and King Architects, Manlius, New York, and had served as chief executive officer of that firm until his retirement in 1993. He is a director of M&T Bank. Mr. King is a director of Unity Mutual Life Insurance Co. and a director and chairman of Onondaga Venture Capital. He is a member emeritus of the American Institute of Architects. Mr. King also had served as a director of ONBANCorp from 1973 through First Empire's acquisition of ONBANCorp.

LAMBROS J. LAMBROS is 62, is a member of the Audit Committee and has been a director since 1984.

Mr. Lambros is managing director of J.W. Childs Associates, L.P., a private investment company, a position he has held since October 1995. A private investor from 1994 until October 1995, he was chairman, president, chief executive officer and a director of Norfolk Holdings Inc., an independent oil and gas exploration and production company, from 1986 through 1993. Prior to 1986, Mr. Lambros had been executive vice president and a director of Amerada Hess Corporation, an integrated oil and gas producer, refiner and marketer, where he was responsible for that company's financial and administrative activities.

WILFRED J. LARSON is 70, is the chairman of the Audit Committee and has been a director since 1987.

Mr. Larson retired in 1991 as president and chief executive officer of Westwood-Squibb Pharmaceuticals Inc., a subsidiary of the Bristol-Myers Squibb Company. Prior to his retirement, he also served as a vice president of Bristol-Myers Squibb Company. Mr. Larson is a director of M&T Bank.

PETER J. O'DONNELL is 66 and has been a director since April 1, 1998.

Mr. O'Donnell is president and chief executive officer of Pine Tree Management Corporation, a northeastern Pennsylvania management consulting company based in Clarks Summit, Pennsylvania. He is a director of M&T Bank. Mr. O'Donnell also had served as a director of ONBANCorp from 1996 through First Empire's acquisition of ONBANCorp.

JORGE G. PEREIRA is 64 and has been a director since 1982. He is vice chairman of the board of First Empire and is the chairman of its Compensation Committee.

Mr. Pereira is a private investor. He is a vice chairman of the board and a director of M&T Bank, and serves as chairman of its Nomination Committee. Mr. Pereira is also owner of Hofin Anstalt, a private investment company.

JOHN L. VENSEL is 62 and has been a director since April 1, 1998.

Mr. Vensel is chairman and chief executive officer of Crucible Materials Corporation, a manufacturer and distributor of specialty steels and stainless pipe and tube. He is a director of M&T Bank. Mr. Vensel is chairman of the board of trustees of Crouse Health and a member of the board of trustees of LeMoyne College, the Metropolitan Development Association, and the Manufacturers Association of Central New York. He also had served as a director of ONBANCorp from 1989 through First Empire's acquisition of ONBANCorp.

HERBERT L. WASHINGTON is 47 and has been a director since 1996.

Mr. Washington is president of H.L.W. Fast Track, Inc., the owner and operator of six McDonald's Restaurants in the greater Rochester, New York area, and Syracuse Minority Television, Inc. He is a director of M&T Bank and a member of its Community Reinvestment Act Committee. Mr. Washington is a trustee of the Rochester Institute of Technology and a member of the board of governors of Strong Memorial Hospital.

JOHN L. WEHLE, JR. is 52, is a member of the Executive Committee and has been a director since 1994.

Mr. Wehle is chairman of the board, chief executive officer and president of the Genesee Corporation, and chairman of the board and chief executive officer of The Genesee Brewing Company, Inc. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Wehle is a trustee, treasurer and the chairman of the executive committee of the Genesee Country Museum, and a trustee of the United Neighborhood Center of Greater Rochester Foundation, Inc. He is also a director of the University of Rochester Medical Center and chairman of its facilities committee, a director of The Greater Rochester Chamber of Commerce and a member of its executive committee, and a director of the Industrial Management Council and the Trooper Foundation, State of New York, Inc.

ROBERT G. WILMERS is 63 and has been a director since 1982. He is the president and chief executive officer of First Empire, and is the chairman of its Executive Committee.

Mr. Wilmers is chairman of the board, chief executive officer and a director of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee; chairman of the board and a director of M&T Bank, N.A.; and a director of M&T Financial Corporation. Prior to the acquisition of ONBANCorp, he held the additional position of chairman of the board of First Empire from April 1994 through March 1998. Mr. Wilmers served as president of M&T Bank from March 1984 through June 1996. He is a director of the Buffalo Niagara Partnership, the Federal Reserve Bank of New York and The Business Council of New York State, Inc., and a member of the Visiting Committee of the John F. Kennedy School of Government at Harvard University. Mr. Wilmers is also a director of the Albright-Knox/Buffalo Fine Arts Academy.

                  The Board of Directors recommends a vote FOR
                        the election of all 21 nominees.


            PROPOSED AMENDMENT TO THE FIRST EMPIRE STATE CORPORATION
                             1983 STOCK OPTION PLAN

The purpose of the Stock Option Plan is to aid in maintaining and developing strong management through encouraging the ownership of Common Stock by key employees and to provide an incentive to the continued service of such key employees. The Stock Option Plan originally was adopted by the Board of Directors in 1983 and approved by the stockholders in 1984. In 1986, 1988, 1990, 1992 and 1995, the Board of Directors adopted amendments to the Stock Option Plan, in each case with subsequent approval by the stockholders. In February 1998, the Board of Directors adopted further amendments to the Stock Option Plan ("1998 Amendments"), subject to the stockholder approval solicited hereby.

Description of and Reasons for the 1998 Amendments

The 1998 Amendments revised the Stock Option Plan in a number of respects. A copy of the Stock Option Plan, as amended and restated, is attached to this Proxy Statement as Appendix A. Each stockholder is urged to review the Stock Option Plan in its entirety.

One aspect of the 1998 Amendments requires stockholder approval. This is the amendment that increases the number of shares issuable pursuant to the Stock Option Plan from 2,000,000 to 2,500,000. In addition, the Board of Directors has approved certain other amendments to the Stock Option Plan. These amendments are principally intended to update and streamline the Stock Option Plan in light of extensive amendments to the SEC's rules under Section 16 of the Exchange Act. Specifically, these changes eliminate unnecessary references to these rules, unnecessary restrictions on the exercise of stock appreciation rights, and unnecessary restrictions in the procedures for determining the number of shares available for future awards under the Stock Option Plan. They also permit the Compensation Committee to provide that options and rights may be transferred if the Compensation Committee so allows.

The one aspect of the 1998 Amendments approved by the Board of Directors and requiring stockholder approval is described below. There follows a summary of significant provisions of the Stock Option Plan as currently in effect.

Increase in Number of Shares Subject to the Stock Option Plan.

The Stock Option Plan, as in effect prior to approval by the Board of Directors of the 1998 Amendments, provided that up to 2,000,000 authorized but unissued or treasury shares of Common Stock could be issued or delivered upon the exercise of stock options or stock appreciation rights. The Board of Directors believes that the ability to make grants and awards under the Stock Option Plan has enhanced the Company's ability to attract and retain qualified employees and directors. Under the Stock Option Plan, the Company may grant stock options, stock appreciation rights exercisable for Common Stock, and stock appreciation rights exercisable for cash.

There are currently 2,000,000 shares of Common Stock authorized for issuance pursuant to the Stock Option Plan. As of April 2, 1998, stock options and stock appreciation rights, other than stock appreciation rights exercisable only for cash, covering 1,993,273 shares of Common Stock had been granted under the Stock Option Plan, 204,952 shares of Common Stock covering stock options previously granted under the Stock Option Plan had become available for reissuance due to the termination or expiration of previously granted stock options, and 1,022,556 shares of Common Stock had been issued. In addition to such stock options and stock appreciation rights granted, stock options terminated or expired, and the shares of Common Stock issued, 164,500 stock appreciation rights independent of any option and exercisable only for cash had been granted under the Stock Option Plan as of April 2, 1998. Under the Stock Option Plan, as administered, stock appreciation rights independent of any option and exercisable only for cash have been counted against the total shares of Common Stock issuable pursuant to the Stock Option Plan in order for the issuance and exercise of such rights not to be subject to Section 16 of the Exchange Act. Based upon the foregoing, 47,179 shares of Common Stock remain available for future grants.

As a part of the Company's compensation policy, the base salaries of its executive officers are targeted at or below the median of a comparative group of banks, as hereinafter defined. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Compensation Committee Report on Executive Compensation." Accordingly, stock options and stock appreciation rights are an important component of an executive officer's total compensation, thereby allowing the Company to attract and develop strong management. In light of the success of the Stock Option Plan to date and in order to ensure that the Board of Directors retains the flexibility to grant whichever instrument authorized under the Stock Option Plan that it deems appropriate in furtherance of the purposes of the Stock Option Plan, the Board of Directors believes it is in the best interests of the Company that additional shares be made available for grants and awards under the Stock Option Plan. These additional shares will allow the Company to make additional grants and awards under the Stock Option Plan, and thereby continue to develop strong management of the Company. Accordingly, the Board of Directors has adopted an amendment to the Stock Option Plan increasing from 2,000,000 to 2,500,000 the number of shares of Common Stock reserved for issuance pursuant to the Stock Option Plan.

Description of the Plan

The following summary is a brief description of the significant provisions of the Stock Option Plan and does not purport to be a complete statement of the terms and conditions of the Stock Option Plan, a copy of which, as amended and restated, is attached to this Proxy Statement as Appendix A.

Shares Subject to Grant. The Company has acquired, and intends to continue to acquire, as necessary, Common Stock in the open market to fulfill its obligations under the Stock Option Plan and intends to distribute such shares upon the exercise of options and rights under the Stock Option Plan, which are exercisable in shares of the Common Stock. The Stock Option Plan and grants made thereunder are subject to certain antidilution provisions.

Administration. The Stock Option Plan is administered by a committee consisting of two or more disinterested members of the Board of Directors. The present members of the committee, known as the Compensation Committee, are Messrs. Pereira (Chairman), Baird and Brady. Subject to the provisions of the Stock Option Plan, the Compensation Committee is authorized to determine eligibility, to grant stock options and stock appreciation rights, and to otherwise administer the Stock Option Plan.

The Company's Board of Directors may terminate the Stock Option Plan at any time and may amend it in any respect, except that stockholder approval is required for certain types of amendments, including the proposed amendment described above to increase the number of shares of Common Stock subject to the Stock Option Plan. The Stock Option Plan, as currently in effect, will terminate on February 21, 2005. Approval of the 1998 Amendment to the Stock Option Plan will result in extending the term of such plan to February 17, 2008. The Stock Option Plan will remain in effect after its termination for the purpose of administering outstanding grants.

Eligibility. Stock options and stock appreciation rights may be granted only to officers and other key employees of the Company and its subsidiaries and to certain former trustees of The East New York Savings Bank ("East New York"), a subsidiary of the Company that was merged with and into M&T Bank on May 24, 1997. Other directors who are not officers or employees, including members of the Compensation Committee, are not eligible to receive grants. As of April 2, 1998, there were approximately 823 employees of the Company and its subsidiaries and 7 former trustees of East New York potentially eligible to receive grants under the Stock Option Plan, 7 of whom held only options, 284 of whom held options with limited stock appreciation rights attached thereto, and 14 of whom held stock appreciation rights exercisable for cash with limited stock appreciation rights attached thereto. As of such date, the weighted average exercise price of unexercised options and stock appreciation rights was $xxx.xx per share. The market price of Common Stock on April 2, 1998 was $xxx.xx per share (the closing price of a share of Common Stock on the American Stock Exchange on such date). See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS--Stock Option Grants in 1997" for additional information regarding grants made under the Stock Option Plan. Under the terms of the Stock Option Plan, an officer or other key employee may not be granted in any fiscal year of the Company stock options and/or stock appreciation rights covering more than 50,000 shares of Common Stock, except that a newly-hired executive officer of the Company may receive an additional one-time grant of stock options and/or stock appreciation rights covering up to 50,000 shares of Common Stock upon commencement of employment with the Company.

Stock Options. Incentive stock options and nonstatutory stock options granted under the Stock Option Plan permit optionees to purchase Common Stock from the Company at exercise prices of not less than the fair market value of the optioned stock at the date of grant. All options granted under the Stock Option Plan expire not more than ten years after the date of grant (ten years and one day in the case of nonstatutory stock options). An optionee may receive more than one option. The amount of stock subject to incentive stock options granted after 1986 to any optionee that may first become exercisable in any calendar year is subject to limitations set forth in the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

The options that already have been granted under the Stock Option Plan generally become exercisable in installments during the terms of the options. These options, however, may become exercisable in full at any time in the event that
(i) either a tender or exchange offer is made which, if successful, would cause the offeror to become the beneficial owner of 20% or more of the outstanding Common Stock or any person acquires in excess of 30% of the outstanding Common Stock, and (ii) the Compensation Committee does not determine that the option should not be exercisable in full. If the tender offer or exchange offer is not successful, the option would return to its original vesting schedule unless already exercised.

The Compensation Committee is authorized to provide in its discretion for the payment of the exercise price otherwise than in cash, including by delivery of shares of Common Stock, valued at fair market value on the date of exercise, or by a combination of both cash and Common Stock. The agreements for previously granted options provide that no shares of Common Stock may be used for payment of the exercise price unless they have been held by the optionee for a specified holding period prior to the date of exercise.

Stock Appreciation Rights. Nonlimited stock appreciation rights and limited stock appreciation rights provide alternative means by which optionees may be able to realize the benefits of appreciation in the value of Common Stock.

Nonlimited stock appreciation rights may be granted in connection with the grant of an incentive or nonstatutory stock option or of a limited stock appreciation right, or by amendment of an outstanding nonstatutory stock option or limited stock appreciation right ("related rights"). Nonlimited stock appreciation rights also may be granted independently of any option or stock appreciation right ("nonrelated rights"). Upon exercise, a nonlimited stock appreciation right entitles the optionee to elect to receive in cash, Common Stock or a combination thereof, or to receive only in cash if the nonlimited stock appreciation right is exercisable only for cash, the excess of the market value of a specified number of shares of Common Stock at the time of exercise over, generally speaking, the market value of the same number of shares of Common Stock at the time of grant. The consent of the Compensation Committee may be required for an election to receive cash on the exercise of a stock appreciation right.

Limited stock appreciation rights may be granted as related or nonrelated rights, generally subject to the same rules as apply to related nonlimited stock appreciation rights. Such rights may be exercised only in the event of a tender or exchange offer for Common Stock which, if successful, would cause the offeror to become the beneficial owner of 20% or more of the outstanding Common Stock. The grants that already have been made require that, before a limited stock appreciation right may be exercised, the Compensation Committee must determine that consummation of the tender offer or exchange offer would result in a change in control of the Company.

When a limited stock appreciation right is a related right to an incentive stock option, the grantee is entitled, upon exercise, to receive in cash the excess of the market value of a specified number of shares of Common Stock at the time of exercise over, generally speaking, the market value of the same number of shares of Common Stock at the time of grant. A limited stock appreciation right that is not a related right to an incentive stock option entitles the optionee, upon exercise, to receive in cash the excess of the "offer price" multiplied by a specified number of shares of Common Stock, over the market value of the same number of shares of Common Stock at the time of grant. The "offer price" is the greater of the highest price paid by the offeror in the tender or exchange offer during the ninety days prior to exercise or the highest market value of the Common Stock during such period.

Summary of Certain Federal Income Tax Consequences

Incentive Stock Options. In general, an optionee will not recognize income at the time of the grant or exercise of an incentive stock option. However, the difference between the aggregate exercise price and the fair market value of the shares of Common Stock received upon exercise is an adjustment item for purposes of the alternative minimum tax. If an optionee does not exercise an incentive stock option prior to termination of employment, an incentive stock option will be treated for tax purposes as a nonqualified stock option, as described below.

In general, gain or loss from the sale or exchange of shares acquired upon exercise of an incentive stock option will be taxed as capital gain or loss. However, if certain holding period requirements with respect to the shares acquired upon exercise of an incentive stock option are not satisfied, an optionee will be required to recognize ordinary income at the time of disposition. Any gain recognized on disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

If an optionee recognizes ordinary income upon exercise of an incentive stock option or as the result of a disposition of shares prior to the expiration of the applicable holding periods, the Company will be entitled to a deduction in the same amount.

Nonstatutory Stock Options and Stock Appreciation Rights. An optionee generally will not recognize income on the grant of a nonstatutory stock option or a stock appreciation right, but generally will recognize ordinary income on exercise of either. The amount of income recognized on exercise of a nonstatutory stock option generally will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, regardless of whether the exercise price is paid in cash or stock. The amount of income recognized on exercise of a stock appreciation right generally will be equal to the amount of cash and the fair market value of any shares received at the time of exercise plus the amount of any taxes withheld. Where ordinary income is recognized by an optionee in connection with the exercise of a nonstatutory stock option or stock appreciation right, the employer corporation will be entitled to a deduction in the amount of ordinary income so recognized, subject to satisfying tax withholding requirements.

Parachute Payments. Where payments to an employee that are contingent on a change in control of the employer corporation exceed limits specified in the Internal Revenue Code, the employee generally is liable for a 20% excise tax on, and the employer corporation generally is not entitled to any deduction for, a specified portion of such payments. If a change in control of the Company were to occur, payments of cash upon exercise of limited stock appreciation rights, and an acceleration of vesting of options pursuant to a change in control, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

General. The rules governing the tax treatment of options and stock appreciation rights, and an optionee's receipt of stock or cash pursuant to the exercise thereof are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state or local law may not be the same as under the federal income tax laws.

Accounting Treatment

Under current accounting principles followed by the Company, neither the grant nor the exercise of an incentive stock option or a nonstatutory stock option under the Stock Option Plan with an exercise price not less than the fair market value of Common Stock at the date of grant requires any charge against earnings. However, under the guidance provided by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," issued in October 1995, the Company is required to disclose in a footnote to its financial statements the pro forma effects of stock-based compensation arrangements on net income and earnings per share, based on the estimated grant date fair value of stock options that are expected to vest.

Stock appreciation rights require a charge against the earnings of the Company each accounting period the value of such rights increases. The charge related to stock appreciation rights will vary depending upon, among other factors, the amount of stock appreciation rights granted, stock price changes above the grant price, and the length of time that stock appreciation rights have been outstanding. Such charge is based, generally speaking, on the difference between the exercise price specified in the related right, or the market value of Common Stock on the date of grant, and the current market price of Common Stock. In the case of limited stock appreciation rights, such charge would not be made until the time of the tender offer or exchange offer. In the event of a decline in the market price of Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made (but not to exceed aggregate prior charges).

Certain Other Information

For information concerning the compensation of directors and executive officers of the Company, please refer to the information under the caption "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS." Neither cash nor Common Stock received upon exercise of an option or a stock appreciation right under the Stock Option Plan will be treated as compensation under any employee benefit plan of the Company.

                  The Board of Directors recommends a vote FOR
                the proposed amendment to the Stock Option Plan.

            PROPOSED AMENDMENT TO THE FIRST EMPIRE STATE CORPORATION
                      RESTATED CERTIFICATE OF INCORPORATION

Description of and Reasons for the Amendment

By resolution dated February 17, 1998, the Board of Directors of First Empire declared it advisable and in the best interests of the Company and its stockholders to amend the Company's Restated Certificate of Incorporation to change the name of the Company from "First Empire State Corporation" to "M&T Bank

Corporation" and directed that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting. If the proposed amendment is adopted, Article FIRST of the Restated Certificate of Incorporation will be amended to read as follows:

     "FIRST: The name of this Corporation is M&T BANK CORPORATION."

The Board of Directors and management believe that it is in the best interests of the Company and its stockholders to change the name of the Company. By approving the proposed amendment, the Board of Directors and management seek to strengthen and more firmly establish the "M&T" brand identity utilized by the Company's banking subsidiaries, M&T Bank and M&T Bank, N.A., thereby increasing customer awareness of the M&T identity. The amendment, if approved, will result in a change on the stock exchange in the name under which the Common Stock is listed and traded and will also change the name under which the Company will be identified in the financial media and in reports, statements and other documents filed with the SEC or the Company's regulators or issued to its stockholders.

                  The Board of Directors recommends a vote FOR the proposed amendment to the Restated Certificate of Incorporation

               STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Direct and indirect ownership of Common Stock by each of the directors and the executive officers who are named in the Summary Compensation Table (the "Named Executive Officers"), and by the directors and executive officers as a group is set forth in the table below as of April 2, 1998, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)

                                                            Percent
Name of beneficial owner         Number of shares           of class
------------------------         ----------------           --------

William F. Allyn                     x,xxx                    (8)
Brent D. Baird                      47,288                    (8)
John H. Benisch                      4,115 (1)                (8)
Robert J. Bennett                    x,xxx                    (8)
C. Angela Bontempo                      85 (2)                (8)
Robert T. Brady                        200                    (8)
Patrick J. Callan                    6,423 (1)                (8)
Richard A. Garman                   25,500                    (8)
James V. Glynn                       1,025                    (8)
Roy M. Goodman                           -                     -
Patrick W.E. Hodgson                 5,700 (3)                (8)
Samuel T. Hubbard, Jr.                 200 (4)                (8)
Russell A. King                      x,xxx                    (8)
Lambros J. Lambros                   6,000                    (8)
Wilfred J. Larson                    5,616                    (8)
Peter J. O'Donnell                   x,xxx                    (8)
Jorge G. Pereira                   320,400 (5)               x.xx%
Raymond D. Stevens, Jr.              3,490                    (8)
John L. Vensel                       x,xxx                    (8)
Herbert L. Washington                  300                    (8)
John L. Wehle, Jr.                     200                    (8)
Robert G. Wilmers                  672,126 (1)(5)(6)(7)     xx.xx%
Robert E. Sadler, Jr.               64,170 (1)(6)             (8)
Adam C. Kugler                       7,937 (1)(6)             (8)
James L. Hoffman                    31,284 (1)(6)             (8)
John L. Pett                        22,766 (1)(6)             (8)

All directors and executive
 officers as a group
 (31 persons)                    1,262,993 (1)(6)           xx.xx%


----------

(1) Includes the following shares of Common Stock subject to options granted under the Stock Option Plan which are currently exercisable or are exercisable within 60 days after April 2, 1998: Mr. Benisch - 315 shares; Mr. Callan - 823 shares; Mr. Wilmers - 96,000 shares; Mr. Sadler - 35,400 shares; Mr. Kugler - 6,300 shares; Mr. Hoffman - 12,850 shares; Mr. Pett - 7,500 shares; all directors and executive officers as a group - 195,738 shares.

(2) Includes 15 shares held by a trust for which the director is a trustee and in which the director has a pecuniary interest and investment power.

(3) Includes 600 shares of Common Stock held by a close relative for which beneficial ownership is disclaimed. Also includes 4,500 shares of Common Stock owned by a corporation controlled by Mr. Hodgson.

(4) The indicated shares are held by a trust for which the director is a trustee and in which the director has a pecuniary interest and investment power.

(5) See footnote (1) to the table set forth under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES."

(6) Includes the following shares of Common Stock through participation in the First Empire State Corporation Retirement Savings Plan and Trust ("Retirement Savings Plan"): Mr. Wilmers - 3,392 shares; Mr. Sadler - 1,743 shares; Mr. Kugler - 825 shares; Mr. Hoffman - 23 shares; Mr. Pett - 1,766 shares; all directors and executive officers as a group - 7,816 shares.

(7) Includes 3,590 shares of Common Stock held by a close relative or the estate of a close relative for which beneficial ownership is disclaimed.

(8)   Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company's directors and officers and persons who are the beneficial owners of more than 10% of the Common Stock are required to report their ownership of the Common Stock, options and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership to the SEC and the American Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 1997. The Company believes that all of these filing requirements were satisfied by its directors and officers and by the beneficial owners of more than 10% of the Common Stock, except that Brent D. Baird and C. Angela Bontempo, directors of the Company, and James L. Hoffman, an Executive Vice President of the Company, each failed to file on a timely basis one report relating to one transaction which each such director or executive officer subsequently filed one day late. Messrs. Baird and Hoffman and Ms. Bontempo fully complied with First Empire's internal reporting procedures designed to ensure that reports were filed in a timely manner, but First Empire inadvertently failed to timely file reports on their behalf. In addition, Mr. Washington, a director of the Company, inadvertently failed to file on a timely basis one report relating to two transactions. In making the foregoing statements, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 (Annual Statements of Changes in Beneficial Ownership) were required to be filed under the applicable rules of the SEC.

                                PERFORMANCE GRAPH

The graph which has been omitted from this filing contains a comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the KBW 50 Index, compiled by Keefe, Bruyette & Woods, Inc., and the S&P 500 Index, compiled by Standard & Poor's Corporation, for the five-year period beginning on December 31, 1992 and ending on December 31, 1997. The KBW 50 Index is comprised of fifty American banking companies, including all money-center and most major regional banks.

                   Comparison of Five-Year Cumulative Return*


                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                         Stockholder Value at Year End*

--------------------------------------------------------------------------
                   1992      1993      1994       1995      1996      1997
                   ----      ----      ----       ----      ----      ----
First Empire       $100      $106      $104       $169      $226      $368
KBW 50 Index       $100      $106      $100       $160      $227      $332
S&P 500 Index      $100      $110      $112       $153      $189      $252
--------------------------------------------------------------------------

* Assumes a $100 investment on December 31, 1992 and reinvestment of all dividends.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Committee Report on Executive Compensation

A key objective of First Empire is to attract, develop and maintain strong executive officers who are capable of maximizing the Company's performance for the benefit of its stockholders. In furtherance of this objective, the Compensation Committee has adopted a compensation strategy for executive officers which utilizes reasonable salaries, while placing heavy emphasis on the use of variable incentives such as awards of cash bonuses and grants of stock options in order to reward longer-term contributions to the Company's success. First Empire periodically compares its compensation levels, practices and financial performance to a select group of commercial banking institutions of similar size, geographic market and business makeup to First Empire. The Compensation Committee considered twenty-one commercial banking companies which it believed were reasonably comparable to the Company's asset size and performance and which were generally located in the northeast or midwest (the "comparative group of banks"). Seventeen of the twenty-one commercial banking companies forming the comparative group of banks considered by the Compensation Committee were included in the KBW 50 Index compiled by Keefe, Bruyette & Woods, Inc.

Base salaries of First Empire's executive officers are determined by competitive, market-based pay practices, performance evaluations and expected future contributions. In line with its strategy of emphasizing variable pay, the Compensation Committee generally targets the salaries of First Empire's executive officers at or below the median of the comparative group of banks, while also considering the unique responsibilities and performance of each executive officer. Overall, the Compensation Committee targets the total cash compensation of First Empire's executive officers above the median of the comparative group of banks.

First Empire's executive officers participate in an annual incentive compensation plan ("Annual Incentive Plan"). The Annual Incentive Plan provides for discretionary grants of cash awards to executive officers out of a fund established annually by the Compensation Committee. In establishing this fund, the Compensation Committee considers First Empire's profitability, as well as the number of participants in the Annual Incentive Plan, and may establish a minimum threshold of net operating earnings after taxes below which no fund will be created. At the end of the year, the Compensation Committee may increase the size of the established fund in its discretion by no more than 50% to take into account its subjective assessment of management's contribution to First Empire's profitability. First Empire's net operating earnings after taxes for 1997 exceeded the minimum threshold of profitability which had been previously established by the Compensation Committee, thereby initiating the payment of cash bonuses to its executive officers under the Annual Incentive Plan, but the Compensation Committee did not exercise its discretion to increase the aggregate size of the fund above the predetermined level.

The aggregate amount of the Annual Incentive Plan pool and 1997's awards to First Empire's executive officers thereunder were reviewed and approved by the Compensation Committee. The Compensation Committee considered, but did not formally weight, a number of quantitative and qualitative performance factors to evaluate the 1997 performance of executive officers and other employees under the Annual

Incentive Plan. The performance factors considered were: growth and composition of earnings; achieving business plans; asset quality; market share; and responsiveness to the economic environment. In determining its discretionary evaluation of the Chief Executive Officer's performance, the Compensation Committee considered, but did not formally weight, the following performance factors: the Company's earnings growth; its asset quality relative to the banking industry as a whole; and market share in key markets and service niches. Another factor which the Compensation Committee considered in determining the Chief Executive Officer's 1997 incentive award was its philosophy of providing the Chief Executive Officer with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

Consistent with its objective of attracting, developing and maintaining strong executive management, First Empire provides potentially significant long-term incentive opportunities to its executive officers through discretionary grants of stock options under the Stock Option Plan, thereby emphasizing the potential creation of long-term stockholder value and more closely aligning the interests of First Empire's executive officers with those of its stockholders. Stock options are considered effective long-term incentives by the Compensation Committee because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company's past financial performance and future prospects, an executive officer's current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of banks.

In 1997, the Compensation Committee considered, but did not formally weight, the following factors in connection with the number of options granted to each executive officer: the competitive practices within the comparative group of banks; the individual executive officer's position and potential within First Empire; and the level of past awards of stock options or stock appreciation rights made to each executive officer. In the determination of the Chief Executive Officer's 1997 stock option award, the Compensation Committee also considered its philosophy of providing him with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

The 1997 performance factors considered by the Compensation Committee in its salary determinations and its annual incentive and stock option awards made to the Company's executive officers exceeded predetermined objectives or, where no predetermined level had been set, were deemed to be above industry averages or otherwise exceeded the Compensation Committee's expectations. The Compensation Committee believes that the total compensation provided to the Company's executive officers is competitive and reflects the Company's performance. Also, the Compensation Committee believes that the Company's compensation programs have helped to focus First Empire's executive officers on increasing the Company's performance and stockholder value.

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions, including one for "performance-based compensation." The Compensation Committee believes that none of the

Company's executive officers received compensation in 1997 which was nondeductible under Section 162(m) of the Internal Revenue Code.

This report was prepared by the Compensation Committee of the Board of
Directors:

           Jorge G. Pereira, Chairman
           Brent D. Baird
           Robert T. Brady

Compensation Committee Interlocks and Insider Participation

Messrs. Pereira and Baird served as members of the Compensation Committee throughout 1997, and are currently serving as such. Mr. Brady was appointed to the Compensation Committee on April 15, 1997 and continues to so serve.

Mr. Pereira is vice chairman of First Empire and of M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984. Mr. Baird served as chairman of the board of M&T Capital Corporation, the venture capital subsidiary of M&T Bank, from August 4, 1983 to April 20, 1987. Neither Mr. Pereira nor Mr. Baird has received additional compensation for serving in such capacities.

Members of the Compensation Committee and their associates are, as they have been in the past, customers of, and have had transactions with, the banking subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1997 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Executive Compensation

The following table contains information concerning the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in the three fiscal years ended December 31, 1997.

                           Summary Compensation Table

                                                                        Long-term
                                                                         Compen-
                                    Annual Compensation                   sation
                                    -------------------                   ------
                                                                          Awards

                                                                        Securities     All
                                                                        Underlying    Other
                                                                         Options/     Compen-
Name and Principal Position         Year        Salary         Bonus       SARs       sation
------------------------------      ----      --------      --------      ------      -------
                                                 ($)           ($)          (#)       ($)(*)
Robert G. Wilmers
 Chairman of the Board,             1997      $400,000      $400,000      10,000      $13,019
 President and Chief                1996       400,000       350,000      10,000       12,718
 Executive Officer of               1995       400,000       300,000      20,000       12,726
 First Empire; Chairman of the
 Board and Chief Executive
 Officer of M&T Bank

Robert E. Sadler, Jr
 President of M&T Bank;             1997       322,115       400,000       7,000       11,489
 Executive Vice President           1996       300,000       375,000       8,000       11,130
 of First Empire                    1995       277,700       350,000       8,000       24,304

Adam C. Kugler
 Executive Vice President and       1997       185,000       245,000       1,500        8,859
 Treasurer of First Empire and      1996       184,500       235,000       2,500        8,473
 M&T Bank                           1995       178,500       225,000       1,500        8,203

James L. Hoffman
 President of Hudson Valley         1997       200,000       225,000       3,500       11,217
 Division of M&T Bank;              1996       200,000       205,000       5,000       10,916
 Executive Vice President           1995       200,000       200,000       5,000       10,917
 of First Empire and M&T Bank

John L. Pett
 Executive Vice President and       1997       197,115       225,000       4,000       71,549
 Chief Credit Officer of First      1996       173,077       190,000       4,000        9,266
 Empire and M&T Bank                1995       150,000       175,000       2,000       25,906

(*) Includes a $7,200 contribution for each of Messrs. Wilmers, Sadler, Kugler,
    Hoffman and Pett by the Company to the Retirement Savings Plan, a qualified defined contribution plan providing for salary reduction contributions by participants and matching contributions by the Company. Includes the following 1997 credits by the Company under the Supplemental Savings Plan (as hereinafter defined under the caption "Supplemental Benefit Plans") for the benefit of the Named Executive Officers: Messrs. Wilmers and Sadler - $3,412; Mr. Kugler - $1,125; Mr. Hoffman - $1,800; and Mr. Pett - $1,715.
    Includes the following insurance premiums paid by the Company in 1997 in respect of term life insurance for the benefit of the Named Executive
    Officers: Mr. Wilmers - $2,106; Mr. Sadler - $575; Mr. Kugler - $234; Mr. Hoffman - $1,916; and Mr. Pett - $1,652. Includes $60,982 of above-market interest earned by Mr. Pett in 1997 in respect of bonus payments which he deferred in prior years.

Stock Option Grants in 1997

The following table contains information with respect to the grants of stock options under the Stock Option Plan during the fiscal year ended December 31, 1997 to the Named Executive Officers who are covered by the Summary Compensation Table. No stock appreciation rights were granted under the Stock Option Plan in 1997 other than limited stock appreciation rights granted in tandem with stock options.

                    Option/SAR Grants in the Last Fiscal Year

                                                  Individual Grants
                           --------------------------------------------------------------
                           Number       Percent
                           of           of Total
                           Secur-       Options/
                           ities        SARs
                           Under-       Granted to
                           lying        Employees
                           Options      in             Exercise      Expir-    Grant Date
                           /SARs        Fiscal            or         ation      Present
Name                       Granted      Year          Base Price     Date        Value
---------------------      -------      ----          ----------    -------    ---------
                           (#)(1)       (4)           ($/Share)                 ($)(5)
                           (2)(3)
Robert G. Wilmers          10,000        6.7%          $290.00      1/21/07     $792,600
Robert E. Sadler, Jr.       7,000        4.7            290.00      1/21/07      554,820
Adam C. Kugler              1,500        1.0            290.00      1/21/07      118,890
James L. Hoffman            3,500        2.3            290.00      1/21/07      277,410
John L. Pett                4,000        2.7            290.00      1/21/07      317,040

(1)   Title of securities subject to grant: Common Stock.

(2) All grants to the Named Executive Officers include grants of an equal number of related (or "tandem") limited stock appreciation rights. Limited stock appreciation rights may be exercised only in the event of a tender or exchange offer ("Offer") for the Common Stock (a) which, if successful, would cause the offeror to become the beneficial owner of 20% or more of the outstanding Common Stock, and (b) that the Compensation Committee determines would result in a change in control of the Company, if consummated. Upon exercise, a limited stock appreciation right granted in tandem with a nonstatutory stock option entitles the holder to receive cash in an amount equal to the excess of (a) the highest price paid pursuant to the Offer during the 90 days prior to exercise, or (b) the highest market value of a share of Common Stock during the 90 days prior to exercise, whichever is greater, over the market value of a share of Common Stock on the date of grant. A limited stock appreciation right granted in tandem with an incentive stock option entitles the holder to receive cash in an amount equal to the appreciation in the market value of a share of Common Stock since the date of grant.

(3) The stock options are exercisable in installments that provide vesting of 10% of the optioned stock after the first anniversary of the grant, an additional 20% after the second anniversary, 30% more after the third anniversary, and the remaining 40% after the fourth anniversary.

(4) Excludes shares of Common Stock subject to options granted under the Stock Option Plan to directors who are not employees of the Company. See "Directors' Fees."

(5) The Company used a binomial option pricing model to determine the grant date present value of stock options granted in 1997 upon the belief that such model is the most reasonable method of estimating the value of stock options granted under the Stock Option Plan. The estimated value per option is $79.26, which was calculated through the use of the following assumptions: an option term, based on historical data since the inception of the Stock Option Plan, of 6.5 years, representing the estimated period between the grant dates of options under the Stock Option Plan and their exercise dates; an interest rate that represents the yield on a zero-coupon U.S. Treasury security with a maturity date corresponding to that of the adjusted option term; volatility calculated using weekly stock prices for the three-year (156-week) period prior to the grant date; and an estimated dividend yield of .97%, the approximate annualized cash dividend rate paid with respect to a share of the Common Stock on December 31, 1996. The Company also deducted 10% to reflect an estimate of the probability of forfeiture prior to vesting, based on historical data since the inception of the Stock Option Plan. The actual value an executive may realize will depend upon the excess of the price of the Common Stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by an executive officer, if any, will approximate the value estimated by the model.

Stock Options and Stock Appreciation Rights Exercised in 1997 and Year-End
Values

The following table reflects the number of stock options and stock appreciation rights exercised by the Named Executive Officers in 1997, the total gain realized upon exercise, the number of stock options and stock appreciation rights held at the end of the year, and the realizable gain of the stock options and stock appreciation rights that are "in-the-money." In-the-money stock options and stock appreciation rights are stock options or stock appreciation rights with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                      Number of
                                                      Securities              Value of
                                                      Underlying             Unexercised
                                                      Unexercised            In-the-Money
                                                    Options/SARs at        Options/SARs at
                                                    Fiscal Year-End       Fiscal Year-End (2)
                                                    ---------------       -------------------
                           Shares
                          Acquired      Value
                             on         Real-       Exer-      Un-                       Un-
                           Exer-        ized        cis-     Exercis-    Exercis-     Exercis-
Name                        cise         (1)        able      able         able         able
---------------------     --------   -----------  --------   --------   ----------   ----------
                             (#)         ($)         (#)       (#)       ($)            ($)
Robert G. Wilmers            --           --       114,000    41,000    43,171,875   11,190,000
Robert E. Sadler, Jr.        --           --        40,201    22,800    14,723,187    5,850,300
Adam C. Kugler               --           --        11,400     5,600     4,238,663    1,435,650
James L. Hoffman           5,000      1,241,875     11,300    12,700     3,989,775    3,283,600
John L. Pett                 --           --         5,700     9,800     1,988,462    2,329,800

----------

(1) Based upon the difference between the closing price of the Common Stock on the American Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options or stock appreciation rights.

(2) Based upon the closing price of the Common Stock on the American Stock Exchange on December 31, 1997 of $465.00 per share.

Retirement Plan

The following table sets forth the annual retirement benefits under the regular benefit formula of the First Empire State Corporation Retirement Plan ("Retirement Plan") payable upon retirement to persons within specified levels of remuneration and years of service classifications assuming attainment of age 65 during 1998.

                          Pension Plan Table (1) (2)

                                        Years of Service
                    -------------------------------------------------------
    Remuneration      10         15           20          25          30
    ------------    ------     -------     -------      -------     -------

      $150,000      23,944      35,915      47,887       59,859      71,831
       250,000      40,944      61,415      81,887      102,359     122,831
       350,000      57,944      86,915     115,887      144,859     173,831
       450,000      74,944     112,415     149,887      187,359     224,831
       550,000      91,944     137,915     183,887      229,859     275,831

----------
(1) The table assumes a straight-life annuity form of payment. The retirement benefits provided under the regular benefit formula of the Retirement Plan, as depicted in the table, are not subject to any deduction for Social Security or other offset amounts.

(2) The amounts in the table have not been restricted to those within the maximum annual retirement benefit which is currently permissible under the Internal Revenue Code. That limit (the "IRS Benefit Limit") is $130,000 for 1998. Also, in calculating a participant's benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered. That limit (the "IRS Compensation Limit") is $160,000 for 1998.

The compensation covered by the Retirement Plan benefits summarized in the above table approximates an employee's base annual salary. The covered compensation for each of the Named Executive Officers in the Summary Compensation Table would approximate the highest average of the amounts shown in the "Salary" column of that table which are paid during any five consecutive calendar year period in the ten calendar years preceding retirement, subject to the applicable IRS Compensation Limits. For 1997, covered compensation taken into account under the Retirement Plan for each of the Named Executive Officers in the Summary Compensation Table was as follows: Mr. Wilmers - $402,059; Mr. Sadler - $321,433; Mr. Kugler - $182,548; Mr. Hoffman - $199,415; and Mr. Pett -
$195,680. For purposes of the Retirement Plan, such executive officers had the following years of service at year end 1997: Mr. Wilmers - 15 years; Mr. Sadler
- 14 years; Mr. Kugler - 8 years; Mr. Hoffman - 38 years and Mr. Pett - 20 years.

Supplemental Benefit Plans

In addition to retirement benefits under the Retirement Plan, M&T Bank has agreed, on an unfunded basis, to pay a supplemental retirement benefit to Mr. Sadler in an amount equal to the difference between 55% of his average annual compensation, as defined in the Retirement Plan, but without regard to the IRS Benefit and Compensation Limits, and the amount, if any, payable to him from such plan. The supplemental retirement benefit to be paid to Mr. Sadler is not dependent upon his entitlement to retirement benefits under the Retirement Plan; however, the supplemental benefit is reduced by payments which he will receive from the retirement plan of his previous employer. Based on current actuarial assumptions associated with his participation in the Retirement Plan, $105,418 would be payable to Mr. Sadler annually as supplemental retirement benefits commencing at age 65. An actuarially reduced amount would be payable to him if he elects early retirement.

Effective January 1, 1994, the Company adopted the First Empire State Corporation Supplemental Pension Plan (the "Supplemental Pension Plan"). The purpose of the Supplemental Pension Plan is to provide for the payment of supplemental retirement benefits based on a maximum compensation level of $235,840 to select management and highly compensated employees of certain First Empire affiliates whose benefits payable under the Retirement Plan are limited by the IRS Compensation Limit. The supplemental benefits are dependent upon a participant's entitlement to benefits under the Retirement Plan. A participant's supplemental benefit is equal to the excess of (a) the payment he would have received under the Retirement Plan had compensation under that plan been capped at $235,840 rather than at the IRS Compensation Limit, over (b) the payment actually received under the Retirement Plan. Each of the Named Executive Officers is eligible to participate in the Supplemental Pension Plan and, in accordance with the terms of the Supplemental Pension Plan, M&T Bank has agreed, on an unfunded basis, to pay retirement benefits under the Supplemental Pension Plan to each of them. With respect to Mr. Sadler, the supplemental benefit under the Supplemental Pension Plan is reduced by the supplemental retirement benefit which M&T Bank has agreed to pay to him in accordance with the preceding paragraph. Based on current actuarial assumptions associated with participation in the Retirement Plan, Messrs. Wilmers, Kugler, Hoffman and Pett would receive the following amounts payable to them annually if they retired at age 65: Mr. Wilmers - $7,420; Mr. Kugler - $19,576; Mr. Hoffman - $6,031; and Mr. Pett - $20,400. An actuarially reduced amount would be payable if the participant elected early retirement. Based on current actuarial assumptions associated with their participation in the Retirement Plan, Mr. Sadler would receive no benefit under the Supplemental Pension Plan.

Also effective January 1, 1994, the Company adopted the First Empire State Corporation Supplemental Retirement Savings Plan (the "Supplemental Savings Plan"). The purpose of the Supplemental Savings Plan is to provide for the payment of supplemental benefits to select management and highly compensated employees of certain First Empire affiliates, contributions on whose behalf under the Retirement Savings Plan are limited by the IRS Compensation Limit. To participate in the Supplemental Savings Plan, the executive must make salary reduction contributions to the Retirement Savings Plan of at least six percent of compensation (up to the IRS Compensation Limit) and must have compensation in excess of the IRS Compensation Limit. In such a case, the Company will credit to the participant's account under the

Supplemental Savings Plan an amount equal to the excess of (a) the matching contribution that would have been made on his behalf by the Company under the Retirement Savings Plan had compensation under that plan been capped at $235,840 rather than at the IRS Compensation Limit, over (b) the matching contribution actually made on his behalf by the Company under the Retirement Savings Plan. The Supplemental Savings Plan also permits a participant to elect to defer and have credited to his account under the Supplemental Savings Plan an amount of compensation in excess of the IRS Compensation Limit, but not in excess of $235,840, equal to the percentage of compensation the participant has elected to defer under the Retirement Savings Plan. A participant's account in the Supplemental Savings Plan is credited with investment income or loss as if the funds had been invested in the investment funds offered under the Retirement Savings Plan, as elected by the participant. The amount of a participant's account under the Supplemental Savings Plan will be paid at such time as the participant elects irrevocably upon becoming a participant under the Supplemental Savings Plan. Each of the Named Executive Officers is eligible to participate in the Supplemental Savings Plan and, in accordance with the terms of the Supplemental Savings Plan, M&T Bank has agreed, on an unfunded basis, to pay benefits under the Supplemental Savings Plan to them. See the footnote to the Summary Compensation Table for a listing of the credits made by the Company in 1997 under the Supplemental Savings Plan on behalf of each of the Named Executive Officers.

Employment Agreement

In connection with the execution of the merger agreement with ONBANCorp, Mr. Bennett waived all of his rights under his employment agreement with ONBANCorp in consideration for the execution of a new employment agreement with First Empire and a cash hiring bonus from First Empire. Accordingly, First Empire has entered into an employment agreement with Mr. Bennett which provides for his employment commencing on April 1, 1998 and terminating on July 1, 2001. During that time, Mr. Bennett will serve as chairman of the board of First Empire and as a vice chairman of M&T Bank. Mr. Bennett received a cash hiring bonus of $2,000,000 on April 1, 1998, and he will receive an annual base salary of not less than $550,000, annual bonuses at least equal to those of the most highly compensated executive officers of the Company, and equity- and non-equity-based bonuses and awards at least equal to 70 percent of the amount of such awards made to the most highly compensated executive officers of the Company. First Empire will also pay to Mr. Bennett an additional $1,000,000 bonus on April 1, 1999.

If Mr. Bennett's employment is terminated either by First Empire or Mr. Bennett prior to July 1, 2001, then under certain circumstances he will be entitled to receive (1) the $1,000,000 cash bonus described above, if not previously paid,
(2) the total amount of the annual base salary and annual bonuses that would have been paid to him through July 1, 2001, (3) a payment equal to the value of an additional three years of service under the First Empire State Corporation Retirement Savings Plan and Trust and the First Empire State Corporation Retirement Plan, (4) a continuation of employee welfare benefits for up to three years, and (5) outplacement consulting services upon Mr. Bennett's request.

Directors' Fees

First Empire. Directors of First Empire who are not also salaried officers of the Company or its subsidiaries receive an annual retainer of $10,000 plus $750 for each meeting of the Board of Directors attended. Such directors who are members of a committee of the Board of Directors of First Empire receive $500 for each committee meeting attended. If a director's domicile is more than 100 miles from the location of a board or committee meeting, such director receives an additional $375 for attending the board meeting and an additional $250 for attending the committee meeting. The Board of Directors has established a limitation on total compensation for services as a director of First Empire and its subsidiaries of $40,000 per year.

Effective as of January 1, 1998, directors of First Empire will be paid one-half of their annual compensation in Common Stock. The number of shares of Common Stock to be paid will be determined by dividing the amount of such compensation payable in shares of Common Stock by the closing price of a share of Common Stock on the American Stock Exchange on the date immediately preceding the day the compensation is payable. All directors of First Empire are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

In connection with its acquisition of East New York, the Company agreed to grant to persons who became directors and advisory directors of First Empire and its subsidiaries upon First Empire's acquisition of East New York and certain other officers of East New York, on an annual basis, nonstatutory stock options to purchase shares of the Common Stock having an aggregate fair market value on the date of grant, in the case of an officer, equal to his or her then basic annual compensation and, in the case of a non-officer director, equal to the aggregate amount of his or her then annual retainer and his or her board and committee meeting fees in the last full calendar year preceding the date of grant. During 1997, Messrs. Benisch and Callan each were granted options covering 137 shares, each with an exercise price of $290.00 per share. As a result of the merger of East New York with M&T Bank in May of 1997, the Company has also agreed, subject to its fiduciary duties, to cause each East New York director to become a member of the Directors Advisory Council of the New York City Division of M&T Bank until the earlier of such director's 75th birthday or resignation and to cause M&T Bank to hold the requisite number of meetings and to appoint such advisory director to the requisite number of committees so that the advisory director would receive compensation equivalent to the compensation received as a director of East New York. Messrs. Benisch and Callan each serve as members of the Directors Advisory Council of the New York City Division of M&T Bank under such agreement and receive an annual retainer of $18,000, a fee of $750 for each meeting attended and a fee of $500 for each committee meeting attended.

M&T Bank. Directors of First Empire who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of the Company or its subsidiaries, receive attendance fees for each board or committee meeting attended. Such attendance fees are identical to the schedule of fees paid to directors of First Empire for board and committee meetings attended. In addition, Mr. Baird, as a member of the Directors Advisory Council of the New York City Division of M&T Bank, receives an annual retainer of $10,000 and a fee of $1,125 for each meeting attended. Mr. Hubbard receives a fee of $750 for each meeting of the Directors Advisory Council of the Rochester Division of M&T Bank attended by him. All such directors of M&T

Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings. An unfunded plan for the deferral of that portion of board and committee fees payable in cash is available to the directors of M&T Bank whereby a specific amount or percentage of such fees may be deferred until the later of January 1st following the date the director leaves the Board of Directors or the date the director reaches age 65. Quarterly compounded interest is credited to the deferred fees at a rate equal to that paid on M&T Bank's regular savings accounts.

              TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Directors and executive officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, the banking subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1997 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

          BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

The Board of Directors held five meetings during 1997. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served, except for Messrs. Brady, Callan, Goodman and Hubbard.

The Executive Committee of the Board of Directors is empowered to act in the board's stead when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board's powers in the management of the business and affairs of the Company except as otherwise limited by law. The Executive Committee met once during 1997. Messrs. Wilmers (Chairman), Baird, Garman and Wehle comprise the current membership of the Executive Committee.

The Audit Committee met four times during 1997 with representatives of the Company's independent accountants. In addition to recommending the selection of the independent accountants each year, the Audit Committee reviews the activities of the examining committees of First Empire's subsidiary banks, the audit plan and scope of work of the independent accountants, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent accountants with respect to internal controls and accounting procedures, and any other matters it deems appropriate. Messrs. Larson (Chairman), Glynn, Hodgson and Lambros and Ms. Bontempo are the current members of the Audit Committee.

The Compensation Committee is responsible for administering the Stock Option Plan, including the making of grants thereunder, for administering the Annual Incentive Plan and, in addition, for making such determinations and recommendations as the Compensation Committee deems necessary or appropriate regarding the remuneration and benefits of employees of the Company and its subsidiaries. The Compensation Committee met five times during 1997. Messrs. Pereira (Chairman), Baird and Brady currently serve as the members of the Compensation Committee.

First Empire does not have a standing committee of its Board of Directors on nominations, or any other committee performing similar functions.

                       NOTIFICATION OF BYLAW AMENDMENTS

Effective February 22, 1998, the New York Business Corporation Law (the "BCL") was amended in a number of respects relating to corporate finance, proxies, stockholder voting requirements and other corporate matters. In light of the recent amendments to the BCL, on February 17, 1998 First Empire's Board of Directors adopted amendments to the Company's Bylaws effective as of the date of the 1998 Annual Meeting of Stockholders (the "1998 Bylaw Amendments") in order to make the Company's Bylaws consistent with the BCL. Stockholder approval of the 1998 Bylaw Amendments is not required.

The BCL requires that notice of any amendment of the Company's Bylaws pertaining to the election of directors or the procedures for the calling and conduct of a meeting of stockholders be given to stockholders in a manner reasonably calculated to provide stockholders with sufficient time to respond to such an amendment prior to the date of the next meeting of stockholders affected by such amendment. A description of the 1998 Bylaw Amendments pertaining to the election of directors or the procedures for the calling and conduct of a meeting of stockholders is set forth below.

       1. Notice of Meetings. Prior to the 1998 Bylaw Amendments, Article I,
Section 3 of the Company's Bylaws provided that notice of a meeting of stockholders be given to each stockholder entitled to vote at the meeting at least 10 but not more than 50 days prior to the date of the meeting. The 1998 Bylaw Amendments have changed this provision to increase from 50 to 60 days the maximum interval between the giving of notice of a meeting of stockholders and the date of the meeting. The 1998 Annual Meeting of Stockholders will not be affected by this amendment as notice of the meeting is not being given more than 50 days prior to the meeting.

       2. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act by proxy. Prior to the 1998 Bylaw Amendments,
Article I, Section 9 of the Company's Bylaws limited the manner in which proxies could be submitted to the Company, generally requiring the submission of a signed, written proxy. Under the amended Bylaw provision, the Company will permit the signing of proxies by facsimile signature and will permit the authorization of proxies by telegram, cablegram or other electronic transmission. It is the Company's intention to accept paper-based proxies for the 1998 Annual Meeting of Stockholders submitted by stockholders of record in accordance with this provision.

       3. Inspectors of Election. Prior to the 1998 Bylaw Amendments, under
Article I, Section 10 of the Company's Bylaws the Company was not required to appoint inspectors of election for a meeting of stockholders unless requested to do so by a stockholder present at the meeting. As a result of the 1998 Bylaw Amendments, the Company now will be required to appoint inspectors of election for any meeting of stockholders. The 1998 Annual Meeting of Stockholders will not be affected by this amendment since First Empire has historically appointed inspectors of election to act at its annual meetings of stockholders and would have elected to do so at the 1998 Annual Meeting of Stockholders.

       4. Record Dates. Prior to the 1998 Bylaw Amendments, Article VI, Section 3 of the Company's Bylaws permitted the Company's Board of Directors to fix a date for determining which stockholders would be entitled to notice of and to vote at a meeting of stockholders. That date had to be at least 10 but not more than 50 days prior to the date of the meeting. The 1998 Bylaw Amendments have changed this provision to increase from 50 to 60 days the maximum interval between the date for determining which stockholders are entitled to notice of and to vote at a meeting of stockholders and the date of such meeting. The 1998 Annual Meeting of Stockholders will not be affected by this amendment as April 2, 1998, the date established for determining which stockholders are entitled to notice of and to vote at the meeting, is not more than 50 days prior to the meeting.

The preceding description is merely a summary of the amended Bylaw provisions and is qualified in its entirety by reference to the full text of the amended Bylaw provisions set forth in Appendix B to this Proxy Statement.

                                OTHER MATTERS

The Board of Directors of First Empire is not aware that any matters not referred to in the form of proxy will be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

                        INDEPENDENT PUBLIC ACCOUNTANTS

On the recommendation of the Audit Committee of the Board of Directors, the firm of Price Waterhouse LLP, certified public accountants, has been selected as First Empire's principal independent public accountants for the year 1998, a capacity in which it has served since 1984. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

                              SOLICITATION COSTS

The cost of soliciting proxies in the accompanying form will be borne by First Empire. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of First Empire and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Common Stock.

                             STOCKHOLDER PROPOSALS

A stockholder wishing to submit a proposal for consideration at the 1999 Annual Meeting of Stockholders should do so not later than December 10, 1998.

By Order of the Board of Directors.


MARIE KING
Corporate Secretary


April 9, 1998

                                  APPENDIX A

                        FIRST EMPIRE STATE CORPORATION
                            1983 STOCK OPTION PLAN
                   (COMPOSITE COPY AS OF FEBRUARY 17, 1998)

1.    Definitions

            In this Plan, except where the context otherwise indicates, the following definitions apply:

            (a) "Agreement" means the written agreement implementing a grant of an Option and/or Right.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means the committee of the Board meeting the standards of Rule 16b-3(d)(1) and Treasury Regulations ss. 1.162-27(c)(4), or any similar successor rules or regulations, appointed by the Board to administer this Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

            (e) "Common Stock" means the authorized but unissued or reacquired Common Stock, par value $5.00 per share, of the Company.

            (f) "Company" means First Empire State Corporation.

            (g) "Date of Exercise" means the date on which the Company receives notice pursuant to Article 8 of the exercise of an Option or Right.

            (h) "Date of Grant" means the date on which an Option or Right is granted by the action of the Committee or such later date as may be specified by the Committee in taking such action.

            (i) "Director" means any person who is a director of the Company or any Subsidiary.

            (j) "Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary.

            (k) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

            (l) "Fair Market Value" of a share of Common Stock means the amount equal to the closing price for a share of Common Stock on the American Stock Exchange as reported by such source as the Committee may select, or, if such price quotation for a share of Common Stock is not so reported, then the fair market value of such stock as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, in each case subject to adjustment under Article 10.

            (m) "Grant Price" means (i) in the case of a Right that is not a Related Right, the Fair Market Value per share on the Date of Grant of the Right, (ii) in the case of a Right that is a Related Right to a Nonstatutory Stock Option and not to another Right, either (A) the Option Price per share as provided in the Related Option or (B) the Fair Market Value per share on the Date of Grant of the Right, as designated by the Committee in the Agreement granting the Right, (iii) in the case of a Right that is a Related Right to an Incentive Stock Option, the Option Price per share as provided in the Related Option, (iv) in the case of a Right that is a Related Right to another Right and not to an Option, either (A) the Fair Market Value per share on the Date of Grant of the Right or (B) the Fair Market Value per share on the Date of Grant of its Related Right, as designated by the Committee in the Agreement granting the Right, or (v) in the case of a Right that is a Related Right both to a Nonstatutory Stock Option and to another Right, (A) the Option Price per share as provided in the Related Option, (B) the Fair Market Value per share on the Date of Grant of the Right, or (C) the Fair Market Value per share on the Date of Grant of its Related Right, as designated by the Committee in the Agreement granting the Right.

            (n) "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

            (o) "Key Employee" means (i) an Employee who is an officer of the Company or a Subsidiary, or who is determined by the Committee to be in a managerial, professional, or other key position of the Company or a Subsidiary, or (ii) a former trustee or officer of The East New York Savings Bank who, upon closing of the acquisition by the Company of The East New York Savings Bank, was granted nonstatutory stock options under the Plan pursuant to the terms of
Section 5(i) of the Merger Agreement by and between First Empire State Corporation, The East New York Savings Bank and the incorporators of West Interim Savings Bank.

            (p) "Limited Right" means a limited stock appreciation right granted under the Plan.

            (q) "Limited Right Period" means the period during which a Limited Right may be exercised as provided in Paragraph 7(h) hereof.

            (r) "Nonlimited Right" means a nonlimited stock appreciation right granted under the Plan.

            (s) "Nonlimited Right Period" means the period during which a Nonlimited Right may be exercised as provided in Paragraph 7(g) hereof.

            (t) "Nonstatutory Stock Option" means an Option granted under the Plan which is not an Incentive Stock Option.

            (u) "Offer" means any tender offer or exchange offer for the Company's Common Stock made by an Offeror which might, if consummated pursuant to its terms or pursuant to any power reserved in its terms, cause the Offeror to become the beneficial owner of twenty percent or more of the outstanding Common Stock. As used in this definition, "beneficial owner" shall have the meaning ascribed to it from time to time under the rules and regulations promulgated by the SEC under Section 13(d) of the Exchange Act, or in the event of the repeal or alteration of such section, such meaning as may from time to time be ascribed to "beneficial owner" under the rules and regulations promulgated by the SEC under any similar federal law.

            (v) "Offer Price per Share" with respect to the exercise of a Limited Right means the greater of (i) the highest price per share of Common Stock paid in any Offer which Offer is in effect at any time during the period beginning on the ninetieth day prior to the Date of Exercise of such Limited Right and ending on the Date of Exercise of such Limited Right or (ii) the highest Fair Market Value per share of Common Stock during such period. Any securities or property that is part or all of the consideration paid for shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

            (w) "Offeror" means any person, other than the Company or any of its Subsidiaries, who makes an Offer. As used in this definition, "person" shall include any natural person, corporation, partnership, trust, association, business entity, or any group of persons, whose ownership of Common Stock would be required to be reported collectively pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as from time to time in effect, or in the event of the repeal or alteration of such section, such reporting requirements as may from time to time be prescribed by any similar federal law.

            (x) "Option" means an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan.

            (y) "Option Period" means the period during which an Option may be exercised.

            (z) "Option Price" means the price per share at which an Option may be exercised. The Option Price shall be determined by the Committee, but in no event shall the Option Price be less than the greater of the Fair Market Value of the Common Stock determined as of the Date of Grant or the par value of the Common Stock, except that in connection with grants of Options to those Key Employees who were granted Options upon the closing of the Company's acquisition of The East New York Savings Bank as described in Section 1(o)(ii) hereof, the Option Price of Options granted upon closing of the acquisition may not be less than the price at which Common Stock was sold to the public pursuant to the underwritten offering in connection with the Company's acquisition of The East New York Savings Bank.

            (aa) "Optionee" means a Key Employee to whom an Option or Right has been granted.

            (bb) "Plan" means the First Empire State Corporation 1983 Stock Option Plan, as amended.

            (cc) "Related Option" means an Option in connection with which, or by amendment to which, a specified Right is granted.

            (dd) "Related Right" means a Right granted in connection with, or by amendment to, a specified Option or other Right.

            (ee) "Right" means a Limited Right or Nonlimited Right granted under the Plan.

            (ff) "Rule 16b-3" means Rule 16b-3 of the rules and regulations as promulgated and amended from time to time by the SEC under Section 16(b) of the Exchange Act.

            (gg) "SEC" means the Securities and Exchange Commission.

            (hh) "Subsidiary" means a corporation at least fifty percent of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more other Subsidiaries.

2.     Purpose

            This Plan is intended to aid in maintaining and developing strong management through encouraging the ownership of Common Stock by Key Employees and through stimulating their efforts by giving suitable recognition, in addition to their other remuneration, to the ability and industry which contribute materially to the success of the Company's business interests, and to provide an incentive to the continued service of such Key Employees.

3.     Administration

            This Plan shall be administered by the Committee. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

            (a) subject to the provisions of Articles 4, 6 and 7, to determine in its discretion the Key Employees to whom Options or Rights shall be granted under the Plan, the number of shares to be subject to each Option or Right, and the terms upon which, the times at which, and the periods within which such Options or Rights may be acquired and exercised;

            (b) to determine all other terms and provisions of each Agreement, which need not be identical;

            (c) without limiting the foregoing, to provide in its discretion in an Agreement:

                  (i) for an agreement by the Optionee to render services to the
            Company or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Company or any Subsidiary to employ or otherwise retain any Optionee;

                  (ii) for restrictions on the transfer, sale or other
            disposition of the Common Stock issued to the Optionee upon the exercise of an Option or Right;

                  (iii) for an agreement by the Optionee to resell to the
            Company, under specified conditions, stock issued upon the exercise of an Option or Right; and

                  (iv) for the form of payment of the Option Price upon the
            exercise of an Option, including without limitation in cash, by delivery (including constructive delivery) of shares of Common Stock valued at Fair Market Value on the Date of Exercise of the Option, or by a combination of cash and Common Stock;

            (d) to construe and interpret the Agreements and the Plan;

            (e) to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option or Right granted under the Plan, at the time of such exercise, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state;

            (f) to provide for satisfaction of an Optionee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Company of shares of Common Stock otherwise issuable on the exercise of a Nonstatutory Stock Option or Nonlimited Right or through delivery of shares of Common Stock to the Company by the Optionee under such terms and conditions as the Committee deems appropriate; and

            (g) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

            Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.

4.     Eligibility

            Options and Rights may be granted only to Key Employees, provided, however, that the members of the Committee are not eligible to receive Options or Rights under the Plan. A Key Employee who has been granted an Option or Right may be granted additional Options and Rights.

5.     Stock Subject to the Plan

            (a) There is hereby reserved for issuance upon the exercise of Options and Rights granted under this Plan an aggregate of 2,500,000 shares of Common Stock, subject to the provisions of Article 10; provided, however, that no Key Employee shall be granted in any fiscal year of the Company Options and Rights (including Rights that may be exercised only for cash) for more than 50,000 shares, provided that a newly-hired Key Employee who will serve as an executive officer of the Company may receive an additional one-time grant of Options and/or Rights covering up to

50,000 shares of the Common Stock upon commencement of employment with the Company, and provided further that such limits shall be subject to such adjustment, if any, as the Committee deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company; and

            (b) Shares of Common Stock available under this Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options and Rights. To the extent that shares of Common Stock are not issued or delivered by reason of the settlement in cash (if permitted in the applicable Agreement, expiration, termination, cancellation or forfeiture of such Options or Rights, or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under the Plan. The Committee is authorized to modify or amend this
Section 5(b) in such manner as the Committee deems appropriate for the administration of the Plan.

6.     Options

            (a) Pursuant to the terms of the Plan, the Committee is hereby authorized to grant Nonstatutory Stock Options and Incentive Stock Options to Key Employees.

            (b) All Agreements granting Options shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

            (c) The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years from the Date of Grant in the case of an Incentive Stock Option and after ten years and one day from the Date of Grant in the case of a Nonstatutory Stock Option.

            (d) The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options granted to any one person at any time (under all stock option plans of the person's employer corporation and its "parent" and "subsidiary" corporations) may first become exercisable in any calendar year shall not exceed $100,000. For purposes of this Paragraph (d), the terms "parent" and "subsidiary" corporations shall have the respective meanings given to them in section 424 of the Code.

            (e) All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

            (f) All other terms of Options granted under this Plan shall be determined by the Committee in its sole discretion.

7.     Rights

            (a) Pursuant to the terms of the Plan, the Committee is hereby authorized to grant Rights.

            (b) A Nonlimited Right may be granted under the Plan as follows:

                  (i) in connection with, and at the same time as, the grant of an Option or a Limited Right under the Plan;

                  (ii) by amendment of an outstanding Nonstatutory Stock Option or Limited Right granted under the Plan; or

                  (iii) independently of any Option or Limited Right granted under the Plan.

            (c) A Limited Right may be granted under the Plan as follows:

                  (i) in connection with, and at the same time as, the grant of an Option or a Nonlimited Right under the Plan;

                  (ii) by amendment of an outstanding Nonstatutory Stock Option or nonlimited Right granted under the Plan; or

                  (iii) independently of any Option or Nonlimited Right granted under the Plan.

            (d) A Related Right may apply, in the Committee's discretion, to all or a portion of the Common Stock subject to its Related Right or Related Option.

            (e) A Nonlimited Right granted under the Plan may be exercised in whole or in part as provided in the Agreement and, subject to the provisions of the Agreement and Paragraph

(l) of this Article, entitles its Optionee to receive, without any payment to the Company, either cash or that number of shares of Common Stock (up to the highest whole number of shares), or a combination thereof, in the amount of or having a Fair Market Value determined as of the Date of Exercise equal to the number of shares of Common Stock subject to the portion of the Nonlimited Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value per share on the Date of Exercise of the Nonlimited Right over (ii) the Grant Price of the Nonlimited Right.

            (f) A Limited Right granted under the Plan may be exercised in whole or in part as provided in the Agreement and entitles its Optionee to receive, without any payment to the Company, cash in an amount equal to the number of shares of Common Stock subject to the portion of the Limited Right exercised multiplied by an amount equal to the excess of (i) in the case of a Limited Right that is not a Related Right to an Incentive Stock Option, (A) the Offer Price per Share over (B) the Grant Price of the Limited Right or (ii) in the case of a Limited Right that is a Related Right to an Incentive Stock Option,
(A) the Fair Market Value per share on the Date of Exercise of such Limited Right over (B) the Grant Price of the Limited Right.

            (g) Subject to the provisions of Paragraph (i) of this Article, the Nonlimited Right Period shall be determined by the Committee and set forth in the Agreement.

            (h) Subject to the provisions of Paragraph (i) of this Article, the Limited Right Period shall be the period beginning on the first day following the date of the first purchase of shares of Common Stock pursuant to any Offer and ending on the date ninety days thereafter.

            (i) Notwithstanding any other provision of this Plan or any provision of any Agreement, the following rules shall apply:

                  (i) a Right will expire no later than the earlier of (A) ten years from the Date of Grant or (B) in the case of a Related Right, the expiration of its Related Right or Related Option;

                  (ii) a Right may be exercised only when the Fair Market Value of a share of Common Stock on the Date of Exercise exceeds the Grant Price of the Right;

                  (iii) a Right that is a Related Right to an Incentive Stock
            Option may be exercised only when and to the extent the Related Option is exercisable; and

                  (iv) a Limited Right that is a Related Right to a Nonstatutory
            Stock Option or to a Nonlimited Right may be exercised with respect to all or any portion of the shares subject to the Limited Right whether or not its Related Right or Related Option is then exercisable to that extent.

            (j) The Company intends that this Article shall comply with the requirements of Rule 16b-3 during the term of this Plan. Should any provision of this Article not be necessary to comply with the requirements of Rule 16b-3 or should any additional provisions be necessary for this Article to comply with the requirements of Rule 16b-3, the Board or the Committee may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Company's failure for any reason whatsoever to comply with any requirements of Rule 16b-3, and any resultant unavailability of Rule 16b-3 to Optionees shall not impose any liability on the Company to any Optionee or to any other party.

            (k) The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of shares of Common Stock subject to its Related Right or Related Option equal to the number of shares of Common Stock with respect to which the Right being exercised is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of shares subject to the Related Right equal to the number of shares with respect to which the Related Option is exercised.

            (l) Subject to the limitations of the Agreement and this Paragraph
(l), an Optionee may (A) elect to receive cash upon exercise of a Right and exercise such Right or (B) exercise a Right exercisable only for cash, and upon such election and exercise or such exercise, the Company shall settle its obligations arising out of the exercise of the Right by the payment of cash in the amount set forth in Paragraph (e) of this Article if the Right is a Nonlimited Right, or in the amount set forth in Paragraph (f) of this Article if the Right is a Limited Right; provided, however, that the Committee shall have the sole discretion to consent to or to disapprove the election of any Optionee to receive cash in full or partial settlement of a Right.

            Any election by an Optionee for settlement in cash must be made in the notice of exercise of the Right. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking such action as is specified in the notice of exercise and election, and failure to give such consent shall be disapproval. Such consent may be given in whole or as to a portion of the Right surrendered by the Optionee. If such election to receive cash is disapproved in whole or in part, the Right shall be deemed to have been exercised for stock, or, if so specified in the notice of exercise and election, not to have been exercised, to the extent such election to receive cash is disapproved.

8.    Exercise

            An Option or Right may be exercised, subject to the provisions of the Agreement under which it was granted, in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by either (a) full payment for the Common Stock with respect to which the Option is exercised; (b) delivery of shares of Common Stock (including constructive delivery) having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised; or (c) a properly executed exercise notice and irrevocable instructions to a broker promptly to deliver to the Company cash equal to the exercise price.

9.    Nontransferability

            Except as otherwise provided in an Agreement, Options and Rights granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option or Right may be exercised, during the Optionee's lifetime, only by the Optionee or, in the event of the Optionee's legal disability, by the Optionee's legal representative. A Related Right is transferable only when its Related Right or Related Option is transferable and only with its Related Right or Related Option and under the same conditions.

10.   Capital Adjustments

            The number, class and Fair Market Value of shares subject to each outstanding Option or Right, the Option Price and the aggregate number and class of shares for which grants thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

11.   Termination or Amendment

            The Board shall have the power to terminate the Plan and to amend it in any respect, provided that after the Plan has been approved by the stockholders of the Company, the Board may not amend the Plan, without the approval of the stockholders of the Company, if such amendment would be required to be approved by the stockholders of the Company under the laws of the State of New York, in order for the Plan to continue to satisfy the conditions of Rule 16b-3, in order for

Incentive Stock Options to qualify as such under section 422 of the Code, or under the rules of any securities exchange on which shares of Common Stock are listed. No termination or amendment of the Plan shall affect adversely the rights or obligations of the holder of any Option or Right granted under the Plan without the holder's consent.

12.    Modification, Extension and Renewal of Options and Rights

            Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and Rights granted under the Plan; or may accept the surrender of outstanding Options and Rights (to the extent not exercised theretofore) granted under the Plan, or outstanding options and rights (to the extent not exercised theretofore) granted under any other stock option, stock purchase, stock appreciation rights, or other stock-related plan of the Company or of a company which has been merged or consolidated with the Company or a Subsidiary or which has become a Subsidiary through the acquisition by the Company or by a Subsidiary of stock or assets of the company, and authorize the granting of new Options and Rights pursuant to the Plan in substitution therefor (to the extent not exercised theretofore), and the substituted Options and Rights may specify terms different than the surrendered options and rights or have any other provisions which are authorized by the Plan; or may assume options and rights granted by such other company, and such options and rights shall not reduce the number of shares of Common Stock available for the grant of Options and Rights under this Plan, except to the extent that such options and rights are granted under this Plan pursuant to a provision of a plan or agreement of merger of such other company with the Company, and to the extent that such options and rights, if granted under this Plan, would reduce the number of shares of Common Stock available pursuant to the provisions of Article 5. The Company may grant options and rights otherwise than under the provisions of this Plan and may adopt other stock option plans or stock purchase, stock appreciation rights, or other stock-related plans, and such options and rights and the options, rights, and stock granted or issued under such plans shall not reduce the number of shares of Common Stock available for the grant of Options and Rights under this Plan. Neither the adoption or amendment of this Plan nor the submission of the Plan or amendments for stockholder approval shall be deemed to impose any limitation on the powers of the Company to grant or assume options or rights otherwise than under this Plan or to adopt other stock option plans or stock purchase, stock appreciation rights, or other stock-related plans, nor shall they be deemed to impose any requirement of stockholder approval upon the same. Notwithstanding the foregoing, however, no modification of an Option or Right granted under the Plan shall alter or impair the rights or obligations of the holder of such Option or Right without the consent of the holder.

13.   Effectiveness of the Plan

            The Plan and any amendments which require stockholder approval pursuant to Article 11 are subject to approval by vote of the stockholders of the Company within twelve months after their adoption by the Board. Subject to such approval, the Plan and any amendments are effective on the date on which they are adopted by the Board. Options and Rights may be granted prior to stockholder approval of the Plan or amendments, but each such Option or Right granted shall be subject to the approval, if required, of the Plan or amendments by the stockholders. Except as otherwise required to satisfy the requirements of Rule 16b-3, the day on which any Option or Right granted prior to required stockholder approval of the Plan or amendments is granted shall be the Date of Grant for all purposes as if the Option or Right had not been subject to such approval. No Option or Right granted may be exercised prior to such required stockholder approval.

14.   Term of the Plan

            Unless sooner terminated by the Board pursuant to Article 11, the Plan shall terminate ten years from the date on which the Board approves the most recent amendment to the Plan that changes either the aggregate number of shares of Common Stock that may be issued under the Plan or the class of persons eligible to receive Options or Rights under the Plan, and which amendment subsequently is approved by the stockholders of the Company. No Options or Rights may be granted after termination. Termination of the Plan shall not affect the validity of any Option or Right outstanding on the date of termination.

15.   Indemnification of Committee

            In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Right granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16.   General Provisions

            (a) The establishment of the Plan shall not confer upon any Employee or Key Employee any legal or equitable right against the Company, any Subsidiary or the Committee except as expressly provided in the Plan.

            (b) The Plan does not constitute inducement or consideration for the employment of any Employee, nor is it a contract between the Company or any Subsidiary and any Employee or Key Employee. Participation in the Plan shall not give any Employee or Key Employee any right to be retained in the service or employ of the Company or any Subsidiary. The Company and its Subsidiaries retain the right to hire and discharge any Employee at any time, with or without cause, as if the Plan never had been adopted.

            (c) The interests of any Optionee under the Plan are not subject to the claims of creditors and may not be assigned, alienated or encumbered in any way.

            (d) The Plan shall be governed, construed and administered in accordance with the laws of the State of New York and the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under section 422 of the Code.

                                  APPENDIX B

                        BYLAW PROVISIONS AFFECTING THE
              ELECTION OF DIRECTORS AND THE CALLING AND CONDUCT
                         OF MEETINGS OF STOCKHOLDERS

      Article I, Section 3. Notice of Meetings: Written notice of each meeting of the stockholders shall be given, personally or by mail, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deposited in the United States mail, with first-class postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. The notice shall state the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and, unless it is the annual meeting, indicate that the notice is being issued by or at the direction of the person calling the meeting. The notice need not refer to the approval of minutes or to other matters normally incident to the conduct of the meeting. Except for such matters, the business which may be transacted at the meeting shall be confined to business which is related to the purpose or purposes set forth in the notice. If, at any meeting, action is proposed to be taken which would, if taken, entitle dissenting stockholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.

      Article I, Section 9. Voting; Proxies: Each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share having voting power standing in his name on the record of stockholders of the Corporation on the record date fixed pursuant to Section 3 of Article VI of these Bylaws. Each stockholder entitled to vote at a meeting of stockholders may vote in person, or may authorize another person or persons to act for him by proxy. Any proxy may be signed by such stockholder or his duly authorized attorney-in-fact, including by facsimile signature, and shall be delivered to the Secretary of the meeting, or may be authorized by telegram, cablegram or other electronic transmission provided that it can be reasonably determined from such telegram, cablegram or other electronic transmission that such proxy was authorized by the stockholder. The signature of a stockholder on any proxy, including without limitation a telegram, cablegram or other electronic transmission, may be printed, stamped or written, or provided by other reliable reproduction, provided such signature is executed or adopted by the stockholder with intention to authenticate the proxy. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

      Directors elected at any meeting of the stockholders shall, except as otherwise provided by law or the certificate of incorporation, be elected by a plurality of the votes cast in favor or against such action. All other corporate action to be taken by vote of the stockholders shall, except as otherwise provided by law, the certificate of incorporation or these Bylaws, be authorized by a majority of the votes cast in favor or against such action. The vote for directors, or upon any question before a meeting of stockholders, shall not be by ballot unless the person presiding at such meeting shall so direct or any stockholder, present in person or by proxy and entitled to vote thereon, shall so demand.

      Article I, Section 10. Appointment of Inspectors of Election: The board of directors shall appoint one or more inspectors to act at the meeting or any adjournment thereof, and may appoint one or more persons as alternate inspectors to replace any inspector who fails to appear or act. If no inspector or alternate has been appointed, or in case any inspector or alternate inspector appointed fails to appear or act, the vacancy shall be filled by appointment made by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No person who is a candidate for the office of director of the Corporation shall act as an inspector at any meeting of the stockholders at which directors are elected.

      Article VI, Section 3. Fixing of Record Time: The board of directors may fix, in advance, a day and hour not more than 60 days nor less than 10 days before the date on which any meeting of the stockholders is to be held, as the time as of which stockholders entitled to notice of and to vote at such meeting and at all adjournments thereof shall be determined; and, in the event such record date and time are fixed by the board of directors, no one other than the holders of record on such date and time of shares entitled to notice of and to vote at such meeting shall be entitled to notice of or to vote at such meeting or any adjournment thereof. If a record date and time shall not be fixed by the board of directors for the determination of stockholders entitled to notice of and to vote at any meeting of the stockholders, stockholders of record at the close of business on the day next preceding the day on which notice of such meeting is given, and no others, shall be entitled to notice of and to vote at such meeting or any adjournment thereof; provided, however, that if no notice of such meeting is given, stockholders of record at the close of business on the day next preceding the day on which such meeting is held, and no others, shall be entitled to vote at such meeting or any adjournment thereof.

P                      FIRST EMPIRE STATE CORPORATION
R
O        ANNUAL MEETING OF STOCKHOLDERS - MAY 19, 1998 AT 11:00 A.M.
X
Y        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Gregory J. Fitzpatrick, Richard C. Fox, and D.J. Pat Whiting, Jr. as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of First Empire State Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 19, 1998 and any adjournments thereof
(i) as designated on the item set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

                      (MARK, SIGN AND DATE ON REVERSE SIDE)

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

     Please mark
|X|  vote as in
     this example

1.    ELECTION OF DIRECTORS

      Nominees: William F. Allyn, Brent D. Baird, John H. Benisch, William J. Bennett, C. Angela Bontempo, Robert T. Brady, Patrick J. Callan, Richard
      E. Garman, James V. Glynn, Roy M. Goodman, Patrick W.E. Hodgson, Samuel T. Hubbard, Jr., Russell A. King, Lambros J. Lambros, Wilfred J. Larson, . Peter J. O'Donnell, Jorge G. Pereira, John L. Vensel, Herbert L. Washington, John L. Wehle, Jr. and Robert G. Wilmers

              FOR                    WITHHELD
      |_|     ALL             |_|    FROM ALL
            NOMINEES                 NOMINEES

For, except vote withheld from the following nominee(s):

      |_|
          ---------------------------------------------

--------------------------------------------------------------------------------
IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL NOMINEES, FOR APPROVAL OF THE AMENDMENT TO THE FIRST EMPIRE STATE CORPORATION 1983 STOCK OPTION PLAN AND FOR APPROVAL OF THE AMENDMENT TO THE FIRST EMPIRE STATE CORPORATION RESTATED CERTIFICATE OF AMENDMENT. A VOTE FOR ALL NOMINEES, FOR THE APPROVAL OF THE 1983 STOCK OPTION PLAN AMENDMENT AND FOR THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION IS RECOMMENDED.
--------------------------------------------------------------------------------

2.    1983 STOCK OPTION PLAN AMENDMENT

      To approve the amendment to the        FOR          AGAINST        ABSTAIN
      First Empire State Corporation
      1983 Stock Option Plan described       |_|            |_|            |_|
      in the accompanying Proxy
      Statement


Mark here for             Mark here if                Mark here to
   address                  you plan                   discontinue
 change and     |_|        to attend     |_|         duplicate annual    |_|
 note change               the meeting                and quarterly
  at left                                                reports

3.    AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

                                             FOR          AGAINST        ABSTAIN
      To approve the amendment to the
      Restated Certificate of                |_|            |_|            |_|
      Incorporation described in the
      accompanying Proxy Statement


Please mark, date and sign below exactly as name appears hereon and return this proxy in the envelope provided. Persons signing as executors, administrators, trustees, etc. should so indicate. If a joint account, all should sign.

Signature:____________________________________________  Date:______________

Signature:____________________________________________  Date:______________